SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8

                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933
                               _____________

                               NEWCOR, INC.
           (Exact name of registrant as specified in its charter)

                                 Delaware
      (State or other jurisdiction of incorporation or organization)

                                38-0865770
                   (I.R.S. Employer Identification No.)

      1825 S. Woodward, Suite 240, Bloomfield Hills, Michigan 48302,
                              (810) 253-2400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              MIDWEST RUBBER
                                401(k) PLAN
                         (Full title of the plan)

                             W. John Weinhardt
                   President and Chief Executive Officer
                               Newcor, Inc.
                        1825 S. Woodward, Suite 240
                     Bloomfield Hills, Michigan 48302
                              (810) 253-2400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               _____________

                                 Copy to:
                           Karen A. McCoy, Esq.
                Miller, Canfield, Paddock and Stone, P.L.C.
                      150 West Jefferson, Suite 2500
                          Detroit, Michigan 48226
                              (313) 963-6420

                      CALCULATION OF REGISTRATION FEE


Title of     Amount to    Proposed       Proposed    Amount of
each class   be           maximum        maximum     regis-
of           registered   offering       aggregate   tration
securities   (3)          price per      offering    fee
to be                     share (2)      price(2)
registered
(1)
Common       20,000       $8.5           $170,000    $58.62
Stock,       shares
$1.00 par
value


     (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (2) Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is based upon the average high and low sales prices of the Common Stock as reported on the National Association of Securities Dealers National Market System on September 26, 1996.

     (3) Shares that may be contributed as or purchased with matching contributions are not being registered.


                                  PART II

                 INFORMATION REQUIRED IN THE REGISTRATION
                                 STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents heretofore filed by Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby are incorporated in this Registration Statement by reference: (a) Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995; (b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended January 31, 1996, April 30, 1996, and July 31, 1996; (c) Midwest Rubber 401(k) Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1995; (d) the description of Registrant's common stock, $1.00 par value, included in Registrant's Exchange Act Registration Statement on Form 8-A, dated December 30, 1991; and (e) Registrant's Form 8-Ks filed on December 8, 1995, April 4, 1996, and May 21, 1996 (acquisitions and disposition). All documents subsequently filed by Registrant pursuant to Sections 13(a), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


Item 6.  Indemnification of Directors and Officers.

     The General Corporation Law ("GCL") of the State of Delaware provides that a Delaware corporation, such as the registrant, may indemnify a director or officer against his or her expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) involving such person by reason of the fact that such person is or was a director or officer, concerning actions taken in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The GCL also provides that in a derivative action, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred to the extent that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such director or officer is adjudged to be liable to the corporation unless and only to the extent that the court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. The GCL also generally permits the advancement of a director's or officer's expenses, including by means of a mandatory charter or bylaw provision to that effect, in lieu of requiring the authorization of such advancement by the Board of Directors in specific cases.

     Section 102(b)(7) of the GCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Ninth of Registrant's Restated Certificate of Incorporation, as amended, implements the foregoing provisions and provides as follows:

          NINTH. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and ERISA excise taxes or penalties), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and ERISA excise taxes or penalties), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article Ninth or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under paragraphs (a) and (b) of this Article Ninth, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (iii) by the stockholders.

          (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

          (f) The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or of applicable law. The indemnification rights conferred in this Article Ninth shall be contract rights between the corporation and the officer or director or other individual entitled to indemnification.

          (h) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the registrant out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.


Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following exhibits are furnished with this Registration Statement:

          Exhibit No.         Description

                              (4)(a)         Restated Certificate of
                         Incorporation of Registrant, dated July 25, 1990 (Filed as Exhibit 3(a) to Registrant's Report on Form 10-K for the fiscal year ended October 31, 1990 (File number 1-5985) and incorporated herein by reference)

                              (4)(a)(i)      Certificate of Amendment to
                         Restated Certificate of Incorporation of
                         Registrant, filed with the Delaware Secretary of State on March 31, 1992 (Filed as Exhibit
                         (4)(a)(i) to Registrant's registration statement on Form S-8 filed December 15, 1993 (Registration No. 33-72906) and incorporated herein by reference)

                              (4)(b)         By Laws of Registrant as
                         amended to date (Filed as Exhibit 3(b) to Registrant's Report on Form 10-K for the fiscal year ended October 31, 1990 (File number 1-5985) and incorporated herein by reference)

                              (4)(c)         Midwest Rubber 401(k) Plan

                              (4)(c)(i)      Nonstandardized Adoption
                         Agreement of the Prototype Cash or Deferred Profit-Sharing Plan and Trust Sponsored by Comerica Bank dated May 5, 1996

                              (5)(a) Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.

                              (5)(b)         Internal Revenue Service
                         Determination Letter, dated December 9, 1993

                                             The undersigned registrant
                         hereby undertakes that it will submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended, or any successor thereto.

          (15)           (not applicable)

                              (23)(a)        Consent of Miller, Canfield,
                         Paddock and Stone, P.L.C. (contained in Exhibit
                         (5)(a))

                              (23)(b)        Consent of Coopers & Lybrand,
                         L.L.P.

                              (24)           Powers of attorney (contained
                         in the signature pages hereto)

          (25)           (not applicable)

                              (28)           (not applicable)


Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)     To include any material information
          with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on September 27, 1996.

                         NEWCOR, INC.


                         By /s/ W. John Weinhardt
W. John Weinhardt
                         President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint W. John Weinhardt, William A. Lawson, John J. Garber, and each of them severally, his true and lawful attorney to execute in his or her name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement including post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

     The Plan. Pursuant to the requirements of the Securities Act of 1933, Fred Davenport (the Plan Administrator of the Midwest Rubber 401(k) Plan) has caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized in the City of Bay City, State of Michigan, on June 13, 1996.

                         MIDWEST RUBBER 401(k) PLAN

                         By:  /s/ Fred Davenport
Fred Davenport
                                Plan Administrator

       Signatures              Title                    Date

  (1) Principal
Executive Officer:

    /s/ W John Weinhardt  President and Chief           June 13, 1996
        W John Weinhardt  Executive Officer

  (2) Principal
Financial Officer and
Principal Accounting
Officer:

                          Treasurer, Vice President     June 13, 1996
/s/ John J. Garber        Finance, and Chief
John J. Garber            Financial
                          Officer

  (3) Directors:

   /s/ William A. Lawson  Director and Chairman         June 13, 1996
William A. Lawson


   /s/ Jerry D. Campbell  Director                      June 13, 1996
       Jerry D. Campbell


  /s/ Shirley E. Gofrank  Director                      June 13, 1996
      Shirley E. Gofrank

 /s/FrankL.Klapperich Jr  Director                      June 13, 1996
  Frank L. Klapperich Jr


     /s/ Jack R. Lousma   Director                      June 13, 1996
         Jack R. Lousma


    /s/ Richard A. Smith  Director                      June 13, 1996
Richard A. Smith


    /s/ Kurt O. Tech      Director                      June 13, 1996
Kurt O. Tech

   /s/ W. John Weinhardt  Director                      June 13, 1996
       W. John Weinhardt

                               EXHIBIT INDEX

    Exhibit No.                  Description

               (4)(a)    Restated Certificate of Incorporation of
               Registrant, dated July 25, 1990 (Filed as Exhibit 3(a) to Registrant's Report on Form 10-K for the fiscal year ended October 31, 1990 (File number 1-5985) and incorporated herein by reference)

               (4)(a)(i) Certificate of Amendment to Restated Certificate of Incorporation of Registrant, filed with the Delaware Secretary of State on March 31, 1992 (Filed as Exhibit
               (4)(a)(i) to Registrant's registration statement on Form S-8 filed December 15, 1993 (Registration No. 33-72906) and incorporated herein by reference)

               (4)(b) By Laws of Registrant as amended to date (Filed as Exhibit 3(b) to Registrant's Report on Form 10-K for the fiscal year ended October 31, 1990 (File number 1-5985) and incorporated herein by reference)

               (4)(c)    Midwest Rubber 401(k) Plan

               (4)(c)(i) Nonstandardized Adoption Agreement of the Prototype Cash or Deferred Profit-Sharing Plan and Trust Sponsored by Comerica Bank dated May 5, 1996

               (5)(a) Opinion and Consent of Miller, Canfield, Paddock and Stone, P.L.C.

               (5)(b) Internal Revenue Service Determination Letter, dated December 9, 1993

               (23)(a) Consent of Miller, Canfield, Paddock and Stone, P.L.C. (contained in Exhibit (5)(a))

     (23)(b)   Consent of Coopers & Lybrand L.L.P.

               (24) Powers of Attorney (contained in the signature pages hereto)
                                                  Exhibit (5)(a)

          [Miller, Canfield, Paddock and Stone, P.L.C. Letterhead]

                            September 27, 1996


Newcor, Inc.
1825 S. Woodward Avenue, Ste. 240
Bloomfield Hills, Michigan 48302

Gentlemen:

     With respect to the registration statement on Form S-8 (the "Registration Statement") being filed today with the Securities and Exchange Commission (the "Commission") by Newcor, Inc., a Delaware corporation (the "Company"), for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), an indeterminate amount of interests in the Midwest Rubber 401(k) Plan (the "Plan") and 20,000 shares of the common stock, $1.00 par value, of the Company (the "Registered Shares") that may be acquired at the election of Plan participants under and pursuant to the Plan (which Registered Shares may consist of shares already issued or newly issued shares), we, as your counsel, have examined such certificates, instruments, and documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion:

     1.   The Registered Shares have been legally authorized.

     2. When the Registration Statement has become effective and any newly issued Registered Shares have been acquired at the election of a participant in accordance with the Plan and paid for, said newly issued Registered Shares will be validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.


                         Very truly yours,

                         MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

                                                      Exhibit 5(b)


INTERNAL REVENUE SERVICE                     DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2508
CINCINNATI, OH  45201              Employer Identification Number:
                                        38-0865770
Date:  DEC 09 1993                 DLN:
                                        380058034
NEWCOR, INC.                       Person to Contact:
1825 S. WOODWARD, SUITE 240             JOANNA WEBER
BLOOMFIELD HILLS, MI  48302        Contact Telephone Number:
                                        (513) 684-3347
                                   Plan Name:
                                        MIDWEST RUBBER 401(k) PLAN

                                   Plan Number:  010

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the plan adopted on September 3, 1992.

     This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                              Sincerely yours,

                              /s/ Robert T. Johnson

                              Robert T. Johnson
                              District Director

Enclosures:
Publication 794


                                                  Exhibit 23 (b)

                    Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated December 7, 1995, except as to the information presented in the first paragraph of Note B for which the date is January 2, 1996, on our audits of the financial statements of Newcor, Inc.

We also consent to the incorporation by reference in this registration statement on Form S-8 of our report dated August 20, 1996, on our audit of the financial statements of the Midwest Rubber 401(k) Plan for the year ended December 31, 1995.

COOPERS & LYBRAND L.L.P.

Detroit, Michigan
September 27, 1996

                                Exhibit 4(c)(i)
                                                    Plan #002

                      NONSTANDARDIZED
                     ADOPTION AGREEMENT
         PROTOTYPE CASH OR DEFERRED PROFIT-SHARING
              PLAN AND TRUST/CUSTODIAL ACCOUNT
                        Sponsored by
                       COMERICA BANK
The Employer named below hereby establishes a Cash or Deferred Profit-Sharing Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Basic Prototype Plan and Trust/Custodial Account Basic Plan Document #05.

1. EMPLOYER INFORMATION

             NOTE:       If  multiple  Employers  are  adopting  the  Plan,
             complete this Section based on the lead Employer. Additional Employers may adopt this Plan by attaching executed signature pages to the back of the Employer's Adoption Agreement.

   (a)  NAME AND ADDRESS:

        Newcor, Inc.
        1825 S. Woodward
        Bloomfield Hills, MI  48302

   (b)  TELEPHONE NUMBER:(810) 253-2405

   (c)  EMPLOYER TAX ID NUMBER:  38-0865770

             TRUST TAX ID NUMBER:

        (d)  FORM OF BUSINESS:

        [  ] (i)  Sole Proprietor

        [  ] (ii) Partnership

        [x]  (iii)     Corporation

        [  ] (iv) "S" Corporation (formerly known as Subchapter S)

        [  ] (v)  Other:


        (e)  NAME OF INDIVIDUAL AUTHORIZED TO ISSUE
        INSTRUCTIONS TO THE TRUSTEE/CUSTODIAN:

        Fred Davenport, John Garber, and Thomas D. Parker

                       (f)  NAME OF PLAN:  Midwest Rubber 401(k) Plan

   (g)  THREE DIGIT PLAN NUMBER
        FOR ANNUAL RETURN/REPORT:   010

2. EFFECTIVE DATE

     (a)    This   is   a   new   Plan  having   an   Effective   Date   of
 .

        (b)  This is an amended Plan.

              The  Effective Date of the original Plan was August  3,  1992
        .

              The Effective Date of the amended Plan is May 1, 1996 with the exception of Sections 7(f), 7(g) and 12 herein which shall be effective as of the first day of the 1989 Plan Year.

        (c)   If  different from above, the Effective Date for  the  Plan's
        Elective Deferral provisions shall be                     .

        (d)  The Effective Date of Trustee or Custodian appointment:
             August 3, 1992              .

              To  the extent the Effective Date of the appointment  of  the
        Trustee or the Custodian is later than the Effective Date of the amended Plan, the Trustee or the Custodian will have no liability for the acts or the omissions of the prior trustee or prior custodian. The Employer shall hold the Trustee or the Custodian harmless with respect to prior acts or omissions of the prior trustee or prior custodian.

3. DEFINITIONS

        (a) "Compensation" Compensation shall be determined on the basis of the following definition of Compensation:

                  [x] (i) Code Section 6041 and 6051 Compensation, [ ] (ii) Code Section 3401(a) Compensation,
                  [  ] (iii)     Code Section 415 Compensation.

             Compensation shall be determined on the basis of the:

                  [  ] (i)  Plan Year.
        [  ] (ii) Employer's Taxable Year:
                  [x]  (iii)     Calendar Year.

              Compensation [x] shall [ ] shall not include Employer contributions made pursuant to a Salary Savings Agreement which are not includable in the gross income of the Employee for the reasons indicated in the definition of Compensation at 1.12 of the Basic Plan Document #05.

              If the Employer chooses a non-integrated allocation formula, Compensation will exclude:

             [  ] overtime.
             [  ] bonuses.
             [  ] commissions.
                       [  ] other:

             NOTE:      Any  exclusion  of Compensation  must  satisfy  the
             requirements of Section 1.401(a)(4) of the Income Tax Regulations and Code Section 414(s) and the regulations thereunder.

              For purposes of the Plan, Compensation shall be limited to  $
        , the maximum amount which will be considered for Plan purposes. [If an amount is specified, it will limit the amount of contributions allowed on behalf of higher compensated Employees. Completion of this Section is not intended to coordinate with the $200,000 of Code Section 415(d), thus the amount should be less than $200,000 as adjusted for cost-of-living increases.]

        (b)  "Entry Date"

                       [  ] (i)  The first day of the Plan Year nearest the
                  date   on   which  an  Employee  meets  the   eligibility
                  requirements.

                        [   ] (ii) The earlier of the first day of the Plan
                  Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

                        [   ]  (iii)      The first day of  the  Plan  Year
                  following the date on which the Employee meets the eligibility requirements. If this election is made, the Service requirement at 4(a)(ii) may not exceed one-half year and the age requirement at 4(b)(ii) may not exceed 20-1/2.
                       [  ] (iv) The first day of the month coinciding with
                  or following the date on which an Employee meets the eligibility requirements.

                        [x]   (v)  The first day of the Plan Year,  or  the
                  first day of the fourth month, or the first day of the seventh month or the first day of the tenth month, of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

        (c) "Hours of Service" Shall be determined on the basis of the method selected below. Only one method may be selected. The method selected shall be applied to all Employees covered under the Plan as follows:

                        [x]  (i)  On the basis of actual hours for which an
                  Employee is paid or entitled to payment.

             [  ] (ii) On the basis of days worked.
                                  An  Employee shall be credited  with  ten
                  (10) Hours of Service if under paragraph 1.42 of the Basic Plan Document #05 such Employee would be credited with at least one (1) Hour of Service during the day.

             [  ] (iii)     On the basis of weeks worked.
                                  An Employee shall be credited with forty-
                  five (45) Hours of Service if under paragraph 1.42 of the Basic Plan Document #05 such Employee would be credited with at least one (1) Hour of Service during the week.

             [  ] (iv) On the basis of semi-monthly payroll periods.
                                 An Employee shall be credited with ninety-
                  five (95) Hours of Service if under paragraph 1.42 of the Basic Plan Document #05 such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

             [  ] (v)  On the basis of months worked.
                                  An  Employee shall be credited with  one-
                  hundred-ninety (190) Hours of Service if under  paragraph
                  1.42 of the Basic Plan Document #05 such Employee would be credited with at least one (1) Hour of Service during the month.

        (d) "Limitation Year" The 12-consecutive month period commencing on January 1 and ending on December 31.

   (e)  "Net Profit"

                        [x]   (i)   Not  applicable (profits  will  not  be
                  required for any contributions to the Plan).

                        [  ] (ii) As defined in paragraph 1.49 of the Basic
                  Plan Document #05.

             [  ] (iii)     Shall be defined as:

                                  (Only use if definition in paragraph 1.49
                  of the Basic Plan Document #05 is to be superseded.)

        (f) "Plan Year" The 12-consecutive month period commencing on January 1 and ending on December 31.

              If  applicable, the first Plan Year will be a short Plan Year
        commencing on         and ending on        .  Thereafter, the  Plan
        Year shall be as above.

        (g) "Qualified Early Retirement Age" For purposes of making distributions under the provisions of a Qualified Domestic Relations Order, the Plan's Qualified Early Retirement Age with regard to the Participant against whom the order is entered [x] shall [ ] shall not be the date the order is determined to be qualified. If "shall" is elected, this will only allow payout to the alternate payee(s).

        (h) "Qualified Joint and Survivor Annuity" The safe-harbor provisions of paragraph 8.7 of the Basic Plan Document #05 [x] are [ ] are not applicable. If not applicable, the survivor annuity
        shall be       % (50%, 66-2/3%, 75% or 100%) of the annuity payable
        during the lives of the Participant and Spouse. If no answer is specified, 50% will be used.

        (i)  "Taxable Wage Base"

                        [x]   (i)   Not Applicable - Plan is not integrated
                  with Social Security.

                        [  ] (ii) The maximum earnings considered wages for
                  such Plan Year under Code Section 3121(a).

                        [   ] (iii)           % (not more than 100%) of the
                  amount  considered wages for such Plan  Year  under  Code
                  Section 3121(a).

                        [   ] (iv) $         , provided that such amount is
                  not in excess of the amount determined under paragraph 3(i)(ii) above.

                        [   ] (v)  For the 1989 Plan Year $10,000.  For all
                  subsequent Plan Years, 20% of the maximum earnings considered wages for such Plan Year under Code Section 3121(a).

                        NOTE:      Using less than the maximum at (ii)  may
                  result  in a change in the allocation formula in  Section
                  7.

        (j) "Valuation Date(s)" Allocations to Participant Accounts will be done in accordance with Article V of the Basic Plan Document #05:

             [  ] (i)  Daily
             [  ] (ii) Monthly
             [x]  (iii)Quarterly
             [  ] (iv) Semi-Annually
             [  ] (v)  Annually

        (k)  "Year of Service"

                   (i) For Eligibility Purposes: The 12-consecutive month period during which an Employee is credited with na (not more than 1,000) Hours of Service.

                  (ii) For Allocation Accrual Purposes:  The 12-consecutive
             month period during which an Employee is credited with 1,000 (not more than 1,000) Hours of Service.

                   (iii)For Vesting Purposes: The 12-consecutive month period during which an Employee is credited with 1,000 (not more than 1,000) Hours of Service.

4. ELIGIBILITY REQUIREMENTS

        (a)  Service:

             [  ] (i)  The Plan shall have no Service requirement.

                       [x]  (ii) The Plan shall cover only Employees having
                  completed at least 6 months [not more than three (3)] Years of Service. If more than one (1) is specified, for Plan Years beginning in 1989 and later, the answer will be deemed to be one (1).

                       NOTE:     If the eligibility period selected is less
                  than one year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such period.

        (b)  Age:

             [  ] (i)  The Plan shall have no minimum age requirement.

                       [x]  (ii) The Plan shall cover only Employees having
                  attained age 21     (not more than age 21).

        (c)  Classification:

              The Plan shall cover all Employees who have met the age and Service requirements with the following exceptions:

             [  ] (i)  No exceptions.

                        [  ] (ii) The Plan shall exclude Employees included
                  in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "Employee Representative" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

                        [   ] (iii)The Plan shall exclude Employees who are
                  nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

                        [x]  (iv) The Plan shall exclude from participation
                  any   nondiscriminatory   classification   of   Employees
                  determined as follows:

                                                            All   employees
                  except those employed by Midwest Rubber
                                                          Division

   (d)  Employees on Effective  Date:

                       [  ] (i)  Employees employed on the Plan's Effective
                  Date do not have to satisfy the Service requirements specified above.

                       [  ] (ii) Employees employed on the Plan's Effective
                  Date   do  not  have  to  satisfy  the  age  requirements
                  specified above.
5. RETIREMENT AGES

   (a)  Normal Retirement Age:

              If the Employer imposes a requirement that Employees retire upon reaching a specified age, the Normal Retirement Age selected below may not exceed the Employer imposed mandatory retirement age.

                         [x]   (i)   Normal  Retirement  Age  shall  be  65
                  (not to exceed age 65).

                        [   ] (ii) Normal Retirement Age shall be the later
                  of  attaining age        (not to exceed age  65)  or  the
                  (not to exceed the fifth) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

   (b)  Early Retirement Age:

             [x]  (i)  Not Applicable.

                        [   ]  (ii) The Plan shall have an Early Retirement
                  Age  of          (not  less  than 55) and  completion  of
                  Years of Service.

6. EMPLOYEE CONTRIBUTIONS

             [x]   (a)   Participants shall be permitted to  make  Elective
             Deferrals  in any amount from 1     % up to 15    %  of  their
             Compensation.

                         If  (a)  is  applicable,  Participants  shall   be
             permitted to amend their Salary Savings Agreements to change the contribution percentage as provided below:

             [  ] (i)  On the Anniversary Date of the Plan,
                                  [   ] (ii) On the Anniversary Date of the
                       Plan and on the first day of the seventh month of the Plan Year,
                                  [   ] (iii)On the Anniversary Date of the
                       Plan  and  on the first day following any  Valuation
                       Date, or
                       [x]  (iv) Upon 30 days notice to the Employer on any
             calendar       quarter.

             [   ]  (b)   Participants shall be permitted to make after-tax
             Voluntary Contributions.

             [  ] (c)  If necessary to pass the Average Deferral Percentage
             Test,  Participants  [   ]  may [  ]  may  not  have  Elective
             Deferrals recharacterized as Voluntary Contributions.

             NOTE: The Average Deferral Percentage Test will apply to contributions under (a) above. The Average Contribution Percentage Test will apply to contributions under (b) above, and may apply to (a).

7. EMPLOYER CONTRIBUTIONS AND ALLOCATION THEREOF

             NOTE: The Employer shall make contributions to the Plan in accordance with the formula or formulas selected below. The Employer's contribution shall be subject to the limitations contained in Articles III and X. For this purpose, a contribution for a Plan Year shall be limited for the Limitation Year which ends with or within such Plan Year. Also, the integrated allocation formulas below are for Plan Years beginning in 1989 and later. The Employer's allocation for earlier years shall be as specified in its Plan prior to amendment for the Tax Reform Act of 1986.

   (a)  Profits Requirement:

             (i)  Current or accumulated Net Profits are required for:

                                 [  ] (A)  Matching Contributions.
                                  [  ] (B)  Qualified Non-Elective Contribu
                       tions.
                                 [  ] (C)  Discretionary Contributions.

             (ii) No Net Profits are required for:

                                 [x]  (A)  Matching Contributions.
                                  [x]  (B)  Qualified Non-Elective Contribu
                       tions.
                                 [x]  (C)  Discretionary Contributions.

                         NOTE:       Elective  Deferrals  can   always   be
                  contributed regardless of profits.

[x]     (b)  Salary Savings Agreement:

               The Employer shall contribute and allocate to each Participant's account an amount equal to the amount withheld from the Compensation of such Participant pursuant to his or her Salary Savings Agreement. If applicable, the maximum percentage is specified in Section 6 above.

              An Employee who has terminated his or her election under the Salary Savings Agreement other than for Hardship reasons may not make another Elective Deferral:

             [  ] (i)  until the first day of the next Plan Year.
             [  ] (ii) until the first day of the next valuation period.
                        [x]  (iii)for a period of 6 month(s) (not to exceed
                  12 months).

[x]     (c)  Matching Employer Contribution [See paragraphs (h) and (i)]:

                        [x]   (i)   Percentage Match:  The  Employer  shall
                  contribute in cash or Employer Securities and allocate to each eligible Participant's account an amount equal to 25 % of the amount contributed and allocated in accordance
                  with  paragraph 7(b) above and (if  checked)        %  of
                  [ ] the amount of Voluntary Contributions made in accordance with paragraph 4.1 of the Basic Plan Document #05. The Employer shall not match Participant Elective
                  Deferrals as provided above in excess of $         or  in
                  excess of 6% of the Participant's Compensation or if applicable, Voluntary Contributions in excess of $
                  or   in   excess   of         %   of  the   Participant's
                  Compensation. In no event will the match on both Elective Deferrals and Voluntary Contributions exceed a
                  combined amount of $         or       %.

                        [   ] (ii) Discretionary Match:  The Employer shall
                  contribute and allocate to each eligible Participant's account a percentage of the Participant's Elective Deferral contributed and allocated in accordance with paragraph 7(b) above. The Employer shall set such percentage prior to the end of the Plan Year. The Employer shall not match Participant Elective Deferrals
                  in  excess of $         or in excess of        %  of  the
                  Participant's Compensation.

                         [    ]  (iii)Tiered  Match:   The  Employer  shall
                  contribute and allocate to each Participant's account  an
                  amount  equal  to       % of the  first        %  of  the
                  Participant's contribution,

                                         %  of  the  next        %  of  the
                  Participant's contribution,

                                         %  of  the  next        %  of  the
                  Participant's contribution.

             NOTE:      Percentages  specified  in  (iii)  above  may   not
             increase as the percentage of Participant's contribution increases.

                        [   ]  (iv) Flat Dollar Match:  The Employer  shall
                  contribute and allocate to each Participant's account $ if the Participant defers at least 1% of Compensation.

                        [   ]  (v)  Percentage of Compensation Match:   The
                  Employer   shall   contribute  and   allocate   to   each
                  Participant's  account        % of  Compensation  if  the
                  Participant defers at least 1% of Compensation.

                        [   ]  (vi) Proportionate Compensation Match:   The
                  Employer shall contribute and allocate to each Participant who defers at least 1% of Compensation, an amount determined by multiplying such Employer Matching Contribution by a fraction the numerator of which is the Participant's Compensation and the denominator of which is the Compensation of all Participants eligible to receive such an allocation.

                         [x]    (vii)Qualified  Match:   Employer  Matching
                  Contributions will be treated as Qualified Matching Contributions to the extent specified below:

                                 [  ] (A)  All Matching Contributions.

                       [  ] (B)  None.

                                             [    ]  (C)         %  of  the
                            Employer's Matching Contribution.

                                            [  ] (D)  Up to       % of each
                            Participant's Compensation.

                                            [x]   (E)  The amount necessary
                            to  meet  the [  ] Average Deferral  Percentage
                            (ADP) Test, [ ] Average Contribution Percentage (ACP) Test, [x] Both the ADP and ACP Tests.

                    (viii)Eligibility   for   Match:    Employer   Matching
             Contributions, whether or not Qualified, will only be made on Employee contributions not withdrawn prior to the end of the [x] valuation period [ ] Plan Year.

[x]     (d)  Qualified Non-Elective Employer Contribution - [See paragraphs
        (h)   and   (i)]   These  contributions  are  fully   vested   when
        contributed:

              The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder. The amount of Qualified Non-Elective Contributions taken into account for purposes of meeting the ADP or ACP test requirements is:

             [  ] (i)  All such Qualified Non-Elective Contributions.

                        [x]  (ii) The amount necessary to meet [  ] the ADP
                  test, [  ] the ACP test, [x] Both the ADP and ACP tests.

             Qualified non-Elective Contributions will be made to:

             [  ] (iii)All Employees eligible to participate.

                        [x]   (iv)  Only  non-Highly Compensated  Employees
                  eligible to participate.

[x]     (e)   Additional  Employer Contribution Other Than  Qualified  Non-
        Elective  Contributions - Non-Integrated [See  paragraphs  (h)  and
        (i)]:

              The Employer shall have the right to make an additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder.

[  ]    (f)   Additional  Employer  Contribution  -  Integrated  Allocation
        Formula [See paragraphs (h) and (i)]:

              The Employer shall have the right to make an additional discretionary contribution. The Employer's contribution for the Plan Year plus any forfeitures shall be allocated to the accounts of eligible Participants as follows:

                   (i) First, to the extent contributions and forfeitures are sufficient, all Participants will receive an allocation equal to 3% of their Compensation.
                   (ii) Next, any remaining Employer contributions and forfeitures will be allocated to Participants who have Compensation in excess of the Taxable Wage Base (excess Compensation). Each such Participant will receive an alloca tion in the ratio that his or her excess Compensation bears to the excess Compensation of all Participants. Participants may only receive an allocation of 3% of excess Compensation.

                   (iii)Next, any remaining Employer contributions and forfeitures will be allocated to all Participants in the ratio that their Compensation plus excess Compensation bears to the total Compensation plus excess Compensation of all Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus excess Compensation, under this allocation method. If the Taxable Wage Base defined at Section 3(i) is less than or equal to the greater of $10,000 or 20% of the maximum, the 2.7% need not be reduced. If the amount specified is greater than the greater of $10,000 or 20% of the maximum Taxable Wage Base, but not more than 80%, 2.7% must be reduced to 1.3%. If the amount specified is greater than 80% but less than 100% of the maximum Taxable Wage Base, the 2.7% must be reduced to 2.4%.

             NOTE: If the Plan is not Top-Heavy or if the Top-Heavy minimum contribution or benefit is provided under another Plan [see Section 11(c)(ii)] covering the same Employees, sub-paragraphs (i) and (ii) above may be disregarded and 5.7%, 4.3% or 5.4% may be substituted for 2.7%, 1.3% or 2.4% where it appears in (iii) above.

                   (iv)  Next,  any  remaining Employer  contributions  and
             forfeitures will be allocated to all Participants (whether or not they received an allocation under the preceding paragraphs) in the ratio that each Participant's Compensation bears to all Participants' Compensation.

[  ]    (g)   Additional  Employer  Contribution -  Alternative  Integrated
        Allocation Formula  [See paragraphs (h) and (i)]:

             The Employer shall have the right to make an additional discre tionary contribution. To the extent that such contributions are sufficient, they shall be allocated as follows:

                    % of each eligible Participant's Compensation plus % of Compensation in excess of the Taxable Wage Base defined at
        Section 3(i) hereof. The percentage on excess compensation may not exceed the lesser of (i) the amount first specified in this paragraph or (ii) the greater of 5.7% or the percentage rate of tax under Code Section 3111(a) as in effect on the first day of the Plan Year attributable to the Old Age (OA) portion of the OASDI provisions of the Social Security Act. If the Employer specifies a Taxable Wage Base in Section 3(i) which is lower than the Taxable Wage Base for Social Security purposes (SSTWB) in effect as of the first day of the Plan Year, the percentage contributed with respect to excess Compensation must be adjusted. If the Plan's Taxable Wage Base is greater than the larger of $10,000 or 20% of the SSTWB but not more than 80% of the SSTWB, the excess percentage is 4.3%. If the Plan's Taxable Wage Base is greater than 80% of the SSTWB but less than 100% of the SSTWB, the excess percentage is 5.4%.

             NOTE:      Only  one  plan maintained by the Employer  may  be
             integrated with Social Security.

   (h)  Allocation of Excess Amounts (Annual Additions):

              In the event that the allocation formula above results in an Excess Amount, such excess shall be:

                        [   ] (i)  placed in a suspense account accruing no
                  gains or losses for the benefit of the Participant.

                         [x]    (ii)  reallocated  as  additional  Employer
                  contributions to all other Participants to the extent that they do not have any Excess Amount.

   (i)  Minimum Employer Contribution Under Top-Heavy Plans:

              For any Plan Year during which the Plan is Top-Heavy, the sum of the contributions and forfeitures as allocated to eligible Employees under paragraphs 7(d), 7(e), 7(f), 7(g) and 9 of this Adoption Agreement shall not be less than the amount required under paragraph 14.2 of the Basic Plan document #05. Top-Heavy minimums will be allocated to:

        [  ] (i)  all eligible Participants.
                        [x]   (ii) only eligible non-Key Employees who  are
                  Participants.

   (j)    Return   of   Excess   Contributions  and/or   Excess   Aggregate
   Contributions:

              In the event that one or more Highly Compensated Employees is subject to both the ADP and ACP tests and the sum of such tests exceeds the Aggregate Limit, the limit will be satisfied by reducing:

                       [  ] (i)  the ADP of the affected Highly Compensated
                  Employees.
                       [  ] (ii) the ACP of the affected Highly Compensated
                  Employees.
                        [x]  (iii)either the ADP and/or ACP of the affected
                  Highly Compensated Employees.

8. ALLOCATIONS TO TERMINATED EMPLOYEES

             [ ] (a) The Employer will not allocate Employer related contributions to Employees who terminate during a Plan Year, unless required to satisfy the requirements of Code Section 401(a)(26) and 410(b). (These requirements are effective for 1989 and subsequent Plan Years.)

             [x]   (b)   The  Employer will allocate Employer matching  and
             other related contributions as indicated below to Employees who terminate during the Plan Year as a result of:

                  Matching  Other

                       [x]  [x]  (i)  retirement.

             [x]  [x]  (ii) Disability.

             [x]  [x]  (iii)death.

                                       [   ] [  ] (iv) other termination of
                            employment provided that the Participant has completed a Year of Service as defined for Allocation Accrual Purposes.

                                       [   ] [  ] (v)  other termination of
                            employment even though the Participant has not completed a Year of Service.

9. ALLOCATION OF FORFEITURES

             NOTE:      Subsections  (a),  (b)  and  (c)  below  apply   to
             forfeitures   of   amounts   other   than   Excess   Aggregate
             Contributions.

   (a)  Allocation Alternatives:

                         [   ]  (i)   Forfeitures  shall  be  allocated  to
                  Participants  in  the  same  manner  as  the   Employer's
                  contribution.

               If   allocation  to  other  Participants  is  selected,  the
        allocation shall be as follows:

                                       [A]  Amount attributable to Employer
                       discretionary contributions and Top-Heavy minimums will be allocated to:

                                                 [   ] all eligible Partici
                            pants under the Plan.

                                                 [   ]  only those  Partici
                            pants eligible for an allocation of Employer contributions in the current year.

                                                 [   ]  only those  Partici
                            pants eligible for an allocation of Matching Contributions in the current year.

                                      [B]  Amounts attributable to Employer
                       Matching Contributions will be allocated to:

                       [  ] all eligible Participants.

                                                 [   ]  only those  Partici
                            pants eligible for allocations of Matching Contributions in the current year.

                       [x]  (ii) Forfeitures shall be applied to reduce the
                  Employer's contribution for such Plan Year.

                        [   ]  (iii)Forfeitures shall be applied to  offset
                  administrative  expenses  of the  Plan.   If  forfeitures
                  exceed these expenses, (ii) above shall apply.
   (b)  Date for Reallocation:

             NOTE: If no distribution has been made to a former Participant, sub-section (i) below will apply to such Participant even if the Employer elects (ii) or (iii) below as its normal administrative policy.

                                 [  ] (i)  Forfeitures shall be reallocated
                       at the end of the Plan Year during which the former Participant incurs his or her fifth consecutive one-year Break In Service.

                                  [ ]  (ii) Forfeitures will be reallocated
                       immediately (as of the next Valuation Date).

                                 [  ] (iii)Forfeitures shall be reallocated
                       at the end of the Plan Year during which the former Employee incurs his or her (first, second, third, or fourth) consecutive one-year Break In Service.

                                  [x]  (iv) Forfeitures will be reallocated
                       immediately (as of the Plan Year end, December 31)

   (c)  Restoration of Forfeitures:

              If amounts are forfeited prior to five consecutive one-year Breaks in Service, the Funds for restoration of account balances will be obtained from the following resources in the order indicated (fill in the appropriate number):

        [1]  (i)  Current year's forfeitures.
        [2]  (ii) Additional Employer contribution.
        [3]  (iii)Income or gain to the Plan.

   (d)  Forfeitures of Excess Aggregate Contributions shall be:

                       [x]  (i)  Applied to reduce Employer contributions.

                        [   ]  (ii)  Allocated, after all other forfeitures
                  under the Plan, to the Matching Contribution account of each non-highly compensated Participant who made Elective Deferrals or Voluntary Contributions in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year. Such forfeitures cannot be allocated to the account of any Highly Compensated Employee.

              Forfeitures of Excess Aggregate Contributions will be so applied at the end of the Plan Year in which they occur.

10.     CASH OPTION

             [   ]  (a)  The Employer may permit a Participant to elect  to
             defer  to  the Plan, an amount not to exceed        %  of  any
             Employer paid cash bonus made for such Participant for any year. A Participant must file an election to defer such contribution at least fifteen (15) days prior to the end of the Plan Year. If the Employee fails to make such an election, the entire Employer paid cash bonus to which the Participant would be entitled shall be paid as cash and not to the Plan. Amounts deferred under this Section shall be treated for all purposes as Elective Deferrals. Notwithstanding the above, the election to defer must be made before the bonus is made available to the Participant.

   [x]  (b)  Not Applicable.

11.     LIMITATIONS ON ALLOCATIONS

        [   ]  This  is  the  only  Plan  the Employer  maintains  or  ever maintained, therefore, this Section is not applicable.

        [x] The Employer does maintain or has maintained another Plan (including a Welfare Benefit Fund or an individual medical account (as defined in Code Section 415(l)(2)), under which amounts are treated as Annual Additions) and has completed the proper Sections below.

   Complete (a), (b) and (c) only if the Employer maintains or ever maintained another qualified plan, including a Welfare Benefit Fund or an individual medical account [as defined in Code Section 415(l)(2)] in which any Participant in this Plan is (or was) a participant or could possibly become a participant.

        (a) If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, other than a Master or Prototype Plan:

                        [x]   (i)  the provisions of Article X of the Basic
                  Plan Document #05 will apply, as if the other plan were a Master or Prototype Plan.

                       [  ] (ii) Attach provisions stating the method under
                  which the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

        (b) If a Participant is or ever has been a participant in a Defined Benefit Plan maintained by the Employer:

              Attach  provisions which will satisfy the 1.0  limitation  of
        Code Section 415(e). Such language must preclude Employer dis cretion. The Employer must also specify the interest and mortality assumptions used in determining Present Value in the Defined Benefit Plan.

        (c)   The  minimum  contribution or  benefit  required  under  Code
        Section 416 relating to Top-Heavy Plans shall be satisfied by:

             [x]  (i)  this Plan.

             [  ] (ii) _______________________________________
                  (Name of other qualified plan of the Employer).

                       [  ] (iii)Attach provisions stating the method under
                  which the minimum contribution and benefit provisions of Code Section 416 will be satisfied. If a Defined Benefit Plan is or was maintained, an attachment must be provided showing interest and mortality assumptions used in the Top-Heavy Ratio.

12.     VESTING

   Employees shall have a fully vested and nonforfeitable interest in any Employer contribution and the investment earnings thereon made in accordance with paragraphs (select one or more options) [ ] 7(c), [ ] 7(e), [ ] 7(f), [ ] 7(g) and [ ] 7(i) hereof. Contributions under paragraph 7(b), 7(c)(vii) and 7(d) are always fully vested. If one or more of the foregoing options are not selected, such Employer contributions shall be subject to the vesting table selected by the Employer.

   Each Participant shall acquire a vested and nonforfeitable percentage in his or her account balance attributable to Employer contributions and the earnings thereon under the procedures selected below except with respect to any Plan Year during which the Plan is Top-Heavy, in which case the Two-twenty vesting schedule [option (b)(iv)] shall automatically apply unless the Employer has already elected a faster vesting schedule. If the Plan is switched to option (b)(iv) because of its Top-Heavy status, that vesting schedule will remain in effect even if the Plan later becomes non-Top-Heavy until the Employer executes an amendment of this Adoption Agreement indicating otherwise.

   (a)  Computation Period:

              The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions:

                       [  ] (i)  shall not be applicable since Participants
                  are always fully vested,

                        [   ]  (ii) shall commence on the date on which  an
                  Employee first performs an Hour of Service for the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof, or

                        [x]   (iii)shall commence on the first day  of  the
                  Plan Year during which an Employee first performs an Hour of Service for the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof.

   A Participant shall receive credit for a Year of Service if he or she completes at least 1,000 Hours of Service [or if lesser, the number of hours specified at 3(k)(iii) of this Adoption Agreement] at any time during the 12-consecutive month computation period. Consequently, a Year of Service may be earned prior to the end of the 12-consecutive month computation period and the Participant need not be employed at the end of the 12-consecutive month computation period to receive credit for a Year of Service.

   (b)  Vesting Schedules:

             NOTE: The vesting schedules below only apply to a Participant who has at least one Hour of Service during or after the 1989 Plan Year. If applicable, Participants who separated from Service prior to the 1989 Plan Year will remain under the vesting schedule as in effect in the Plan prior to amendment for the Tax Reform Act of 1986.

        (i)  Full and immediate vesting.
                                Years of Service
                 1    2    3    4    5    6    7
        (ii)     %  100%
        (iii)    30%  60%  100%
        (iv)     %   20%  40%  60%  80% 100%
        (v)      %     %  20%  40%  60%  80% 100%
        (vi)     10% 20%  30%  40%  60%  80% 100%
        (vii)     %     %    %   %          100%
        (viii)    %     %    %   %    %   %   100%

             NOTE:     The percentages selected for schedule (viii) may not
             be  less  for any year than the percentages shown at  schedule
             (v).

                   [x]   All contributions other than those which are fully
             vested when contributed will vest under schedule iii   above.

                   [   ]  Contributions other than those  which  are  fully
             vested when contributed will vest as provided below:

                Vesting
             Option Selected          Type Of Employer Contribution


7(c) Employer Match on Salary Savings


7(c) Employer Match on
                                      Employee Voluntary


7(e) Employer Discretionary


7(f) and (g) Employer

Discretionary -Integrated

   (c)  Service Disregarded for Vesting:

                        [   ]  (i)  Service prior to the Effective Date  of
                  this Plan or a predecessor plan shall be disregarded when computing a Participant's vested and nonforfeitable interest.

                        [x]   (ii)  Service  prior to a Participant  having
                  attained age 18 shall be disregarded when computing a Participant's vested and nonforfeitable interest.

13.     SERVICE WITH PREDECESSOR ORGANIZATION

   For purposes of satisfying the Service requirements for eligibility, Hours of Service shall include Service with the following predecessor organization(s):
   (These hours will also be used for vesting purposes.)

   Original service date with Midwest Rubber, Inc. will be used to determine vesting service under this plan.

14.     ROLLOVER/TRANSFER CONTRIBUTIONS

        (a) Rollover Contributions, as described at paragraph 4.3 of the Basic Plan Document #05, [x] shall [ ] shall not be permitted. If permitted, Employees [x] may [ ] may not make Rollover Contributions prior to meeting the eligibility requirements for participation in the Plan.

        (b) Transfer Contributions, as described at paragraph 4.4 of the Basic Plan Document #05 [x] shall [ ] shall not be permitted. If permitted, Employees [x] may [ ] may not make Transfer Contributions prior to meeting the eligibility requirements for participation in the Plan.

             NOTE:     Even if available, the Employer may refuse to accept
             such contributions if its Plan meets the safe-harbor rules of paragraph 8.7 of the Basic Plan Document #05.

15.     HARDSHIP WITHDRAWALS

   Hardship withdrawals, as provided for in paragraph 6.9 of the Basic Plan Document #05, [x] are [ ] are not permitted.

16.     PARTICIPANT LOANS

   Participant loans, as provided for in paragraph 13.5 of the Basic Plan Document #05, [ ] are [x] are not permitted. If permitted, repayments of principal and interest shall be repaid to [ ] the Participant's segregated account or [ ] the general Fund.

17.     INSURANCE POLICIES

   The insurance provisions of paragraph 13.6 of the Basic Plan Document #05 [ ] shall [x] shall not be applicable.

18.     EMPLOYER INVESTMENT DIRECTION

   With respect to Employer Matching Contributions that are not 100% vested, the Employer investment direction provisions, as set forth in paragraph 13.7 of the Basic Plan Document #05, [x] shall [ ] shall not be applicable.

19.     EMPLOYEE INVESTMENT DIRECTION

        (a) The Employee investment direction provisions, as set forth in paragraph 13.8 of the Basic Plan Document #05, [x] shall [ ] shall not be applicable.

        If applicable, Participants may direct their investments:

             [x]  (i)  among funds offered by the Trustee.

             [  ] (ii) among any allowable investments.

        (b) Participants may direct the following kinds of contributions and the earnings thereon (check all applicable):

             [  ] (i)  All contributions

             [x]  (ii) Elective Deferrals

             [  ] (iii)Employee Voluntary Contributions (after-tax)

             [  ] (iv) Employee Mandatory Contributions (after-tax)

             [x]  (v)  Employer Qualified Matching Contributions

                       [x]  (vi) Other Employer Matching Contributions, but
                  only to the extent the Participant is 100% vested in those contributions.

             [x]  (vii)Employer Qualified Non-Elective Contributions

             [x]  (viii)Employer discretionary contributions

             [x]  (ix) Rollover Contributions

             [x]  (x)  Transfer Contributions

                        [   ] (xi) All of above which are checked, but only
                  to the extent that the Participant is vested in those contributions.

             NOTE:     To the extent that Employee investment direction was
             previously allowed, it shall continue to be allowed on those amounts and the earnings thereon.

20.     EARLY PAYMENT OPTION

        (a) A Participant who separates from Service prior to retirement, death or Disability [x] may [ ] may not make application to the Employer requesting an early payment of his or her Vested Account Balance.

        (b) A Participant who has not separated from Service [ ] may [x] may not obtain a distribution of his or her vested Employer contributions. Distribution can only be made if the Participant is 100% vested.

        (c) A Participant who has attained the Plan's Normal Retirement Age and who has not separated from Service [x] may [ ] may not receive a distribution of his or her Vested Account Balance.

             NOTE: If the Participant has had the right to withdraw his or her account balance in the past, this right may not be taken away. Notwithstanding the above, to the contrary, required minimum distributions will be paid. For timing of distributions, see Section 21 below.

21.     DISTRIBUTION OPTIONS

   (a)  Timing of Distributions:

              In cases of termination for other than death, Disability or retirement, benefits shall be paid:

                        [   ]  (i)   As  soon as administratively  feasible
                  following the close of the Plan Year during which a distribution is requested or is otherwise payable.

                        [x]   (ii)  As  soon as administratively  feasible,
                  following the date on which a distribution is requested or is otherwise payable.

                        [   ]  (iii)As  soon as administratively  feasible,
                  after  the  close  of  the Plan  Year  during  which  the
                  Participant incurs       consecutive one-year  Breaks  in
                  Service.

                        [   ]  (iv) Only after the Participant has achieved
                  the Plan's Normal Retirement Age, or Early Retirement Age, if applicable.

             In cases of death, Disability or retirement, benefits shall be paid:

                        [   ]  (v)   As  soon as administratively  feasible
                  following the close of the Plan Year during which a distribution is requested or is otherwise payable.

                        [x]   (vi)  As  soon as administratively  feasible,
                  following the date on which a distribution is requested or is otherwise payable.

                        [   ]  (vii)As  soon as administratively  feasible,
                  after  the  close  of  the Plan  Year  during  which  the
                  Participant incurs       consecutive one-year  Breaks  in
                  Service.

                        [   ] (viii)Only after the Participant has achieved
                  the Plan's Normal Retirement Age, or Early Retirement Age, if applicable.

   (b)  Optional Forms of Payment:

             [x]  (i)  Lump Sum.

             [  ] (ii) Installment Payments.

             [  ] (iii)Life Annuity*.

             [  ] (iv) Life Annuity  Term Certain*.
                                             Life   Annuity  with  payments
                       guaranteed  for           years (not  to  exceed  20
                       years, specify all applicable).

                       [  ] (v)  Joint and [  ] 50%, [  ] 66-2/3%, [  ] 75%
                  or [  ] 100% survivor annuity* (specify all applicable).

                       [  ] (vi) Other form(s) specified:


              *Not available in Plan meeting provisions of paragraph 8.7 of Basic Plan Document #05.

   (c)  Recalculation of Life Expectancy:

               In   determining  required  distributions  under  the  Plan,
        Participants and/or their Spouse (Surviving Spouse) [ ] shall [ ] shall not have the right to have their life expectancy recalculated annually.

        If "shall",

        [  ] only the Participant shall be recalculated.
        [  ] both the Participant and Spouse shall be recalculated.
        [  ] who is recalculated shall be determined by the Participant.

22.     PROTECTED BENEFITS UNDER INTERNAL REVENUE CODE SECTION 411(d)(6)

        [  ] The Employer is attaching to this Adoption Agreement a list of
        Section 411(d)(6) protected benefits from a prior plan document which this Plan amends.

        [x]  Not applicable.

23.     SPONSOR CONTACT

   Employers should direct questions concerning the language contained in and qualification of the Prototype to:


   (Job Title)  Kim O'Connor, Trust Administrator
   (Phone Number) 313-222-0055

   In the event that the Sponsor amends, discontinues or abandons this Prototype Plan, notification will be provided to the Employer's address provided on the first page of this Agreement.

24.     SIGNATURES:

   Due to the significant tax ramifications, the Sponsor recommends that before you execute this Adoption Agreement, you contact your attorney or tax advisor, if any.

        (a)  EMPLOYER:

              Name  and address of Employer if different than specified  in
        Section 1 above.





              This Agreement and the corresponding provisions of the Plan and Trust/Custodial Account Basic Plan Document #05 were adopted by the Employer the 5th day of May 1996.

             Signed for the Employer by:Thomas D. Parker

                   Title:            VP           Human           Resources


                     Signature:         /s/Thomas         D.         Parker




             The Employer understands that its failure to properly complete the Adoption Agreement may result in disqualification of its Plan.

             Employer's Reliance: The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Code
        Section 401. In order to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

              This Adoption Agreement may only be used in conjunction with Basic Plan Document #05.

[x]     (b)  TRUSTEE:

             Name of Trustee:

             Comerica Bank

              The assets of the Fund shall be invested in accordance with paragraph 13.3 of the Basic Plan Document #05 as a Trust. As such, the Employer's Plan as contained herein was accepted by the Trustee the 5th day of May 1996.

   Signed for the Trustee by:  Kim O'Connor
   Title: Trust Administrator

   Signature: /s/Kimberly O'Connor

[  ]    (c)  CUSTODIAN:

             Name of Custodian:



              The  assets of the Fund shall be invested in accordance  with paragraph 13.4 of the Basic Plan Document #05 as a Custodial Account. As such, the Employer's Plan as contained herein was
        accepted by the Custodian the        day of                       ,
        19    .

   Signed for the Custodian by:

   Title:

   Signature:

        (d)  SPONSOR:

             The Employer's Agreement and the corresponding provisions of the Plan and Trust/Custodial Account Basic Plan Document #05 were accepted by the Sponsor the 5th day of May 1996.

   Signed for the Sponsor by:  Kim O'Connor
   Title:  Trust Administrator

   Signature: /s/Kimberly O'Connor


[X]     (e)  ATTORNEY CONTACT:

                                            Name:    Deborah W. Thompson
                                             Firm  Name:  Miller, Canfield,
                       Paddock and Stone
                                            Address:      150 W. Jefferson,
                       Suite 2500
                       Detroit, MI  48226
                                               Telephone   No.:       (313)
                       963-6420

                                        Exhibit 4(c)









              PROTOTYPE CASH OR DEFERRED PROFIT-SHARING PLAN
                       AND TRUST/CUSTODIAL ACCOUNT


                               Sponsored By

                              COMERICA BANK


                         BASIC PLAN DOCUMENT #05















                                                  January 1993




COPYRIGHT 1993 THE McKAY HOCHMAN COMPANY, INC.
THIS  DOCUMENT  IS COPYRIGHTED UNDER THE LAWS OF THE UNITED  STATES.   USE,
DUPLICATION OR REPRODUCTION, INCLUDING THE USE OF ELECTRONIC MEANS, IS PROHIBITED BY LAW WITHOUT THE EXPRESS CONSENT OF THE AUTHOR.


                            TABLE OF CONTENTS

PARAGRAPH                                       PAGE
                                 ARTICLE I
                                DEFINITIONS

1.1       Actual Deferral Percentage
1.2       Adoption Agreement
1.3       Aggregate Limit
1.4       Annual Additions
1.5       Annuity Starting Date
1.6       Applicable Calendar Year
1.7       Applicable Life Expectancy
1.8       Average Contribution Percentage (ACP)
1.9       Average Deferral Percentage (ADP)
1.10      Break In Service
1.11      Code                                                            3
1.12      Compensation
1.13      Contribution Percentage
1.14      Custodian
1.15      Defined Benefit Plan
1.16      Defined Benefit (Plan) Fraction
1.17      Defined Contribution Dollar Limitation
1.18      Defined Contribution Plan
1.19      Defined Contribution (Plan) Fraction
1.20      Designated Beneficiary
1.21      Disability
1.22      Distribution Calendar Year
1.23      Early Retirement Age
1.24      Earned Income
1.25      Effective Date
1.26      Election Period
1.27      Elective Deferral
1.28      Eligible Participant
1.29      Employee
1.30      Employer
1.31      Entry Date
1.32      Excess Aggregate Contributions
1.33      Excess Amount
1.34      Excess Contribution
1.35      Excess Elective Deferrals
1.36      Family Member
1.37      First Distribution Calendar Year
1.38      Fund                                                            8
1.39      Hardship
1.40      Highest Average Compensation
1.41      Highly Compensated Employee
1.42      Hour Of Service
1.43      Key Employee
1.44      Leased Employee
1.45      Limitation Year
1.46      Master Or Prototype Plan
1.47      Matching Contribution
1.48      Maximum Permissible Amount
1.49      Net Profit
1.50      Normal Retirement Age
1.51      Owner-Employee
1.52      Paired Plans
1.53      Participant
1.54      Participant's Benefit
1.55      Permissive Aggregation Group
1.56      Plan                                                           11
1.57      Plan Administrator
1.58      Plan Year
1.59      Present Value
1.60      Projected Annual Benefit
1.61      Qualified Deferred Compensation Plan
1.62      Qualified Domestic Relations Order
1.63      Qualified Early Retirement Age
1.64      Qualified Joint And Survivor Annuity
1.65      Qualified Matching Contribution
1.66      Qualified Non-Elective Contributions
1.67      Qualified Voluntary Contribution
1.68      Required Aggregation Group
1.69      Required Beginning Date
1.70      Rollover Contribution
1.71      Salary Savings Agreement
1.72      Self-Employed Individual
1.73      Service
1.74      Shareholder Employee
1.75      Simplified Employee Pension Plan
1.76      Sponsor
1.77      Spouse (Surviving Spouse)
1.78      Super Top-Heavy Plan
1.79      Taxable Wage Base
1.80      Top-Heavy Determination Date
1.81      Top-Heavy Plan
1.82      Top-Heavy Ratio
1.83      Top-Paid Group
1.84      Transfer Contribution
1.85      Trustee
1.86      Valuation Date
1.87      Vested Account Balance
1.88      Voluntary Contribution
1.89      Welfare Benefit Fund
1.90 Year Of Service

                                ARTICLE II
                         ELIGIBILITY REQUIREMENTS

2.1       Participation
2.2       Change In Classification Of Employment
2.3       Computation Period
2.4       Employment Rights
2.5       Service With Controlled Groups
2.6       Owner-Employees
2.7       Leased Employees
2.8  Thrift Plans

                                ARTICLE III
                          EMPLOYER CONTRIBUTIONS

3.1       Amount
3.2       Expenses And Fees
3.3       Responsibility For Contributions
3.4  Return Of Contributions

                                ARTICLE IV
                          EMPLOYEE CONTRIBUTIONS

4.1       Voluntary Contributions
4.2       Qualified Voluntary Contributions
4.3       Rollover Contribution
4.4       Transfer Contribution
4.5       Employer Approval Of Transfer Contributions
4.6       Elective Deferrals
4.7       Required Voluntary Contributions
4.8  Direct Rollover of Benefits

                                 ARTICLE V
                           PARTICIPANT ACCOUNTS

5.1       Separate Accounts
5.2  Adjustments To Participant Accounts
5.3       Allocating Employer Contributions
5.4       Allocating Investment Earnings And Losses
5.5  Participant Statements

                                ARTICLE VI
                   RETIREMENT BENEFITS AND DISTRIBUTIONS

6.1       Normal Retirement Benefits
6.2       Early Retirement Benefits
6.3       Benefits On Termination Of Employment
6.4       Restrictions On Immediate Distributions
6.5       Normal Form Of Payment
6.6       Commencement Of Benefits
6.7       Claims Procedures
6.8       In-Service Withdrawals
6.9       Hardship Withdrawal

                                ARTICLE VII
                         DISTRIBUTION REQUIREMENTS

7.1       Joint And Survivor Annuity Requirements
7.2       Minimum Distribution Requirements
7.3       Limits On Distribution Periods
7.4       Required   Distributions  On  Or  After  The   Required
          Beginning Date
7.5       Required Beginning Date
7.6       Transitional Rule
7.7       Designation Of Beneficiary For Death Benefit
7.8       Nonexistence Of Beneficiary
7.9       Distribution Beginning Before Death
7.10      Distribution Beginning After Death
7.11      Distribution Of Excess Elective Deferrals
7.12      Distributions of Excess Contributions
7.13      Distribution Of Excess Aggregate Contributions
7.14 Escheat

                               ARTICLE VIII
                  JOINT AND SURVIVOR ANNUITY REQUIREMENTS

8.1       Applicability Of Provisions
8.2       Payment Of Qualified Joint And Survivor Annuity
8.3       Payment Of Qualified Pre-Retirement Survivor Annuity
8.4       Qualified Election
8.5       Notice  Requirements For Qualified Joint  And  Survivor
          Annuity
8.6       Notice   Requirements   For  Qualified   Pre-Retirement
          Survivor
          Annuity
8.7 Special Safe-Harbor Exception For Certain Profit-Sharin g
          Plans
8.8       Transitional Joint And Survivor Annuity Rules
8.9       Automatic Joint And Survivor Annuity And Early Survivor
          Annuity
8.10      Annuity Contracts

                                ARTICLE IX
                                  VESTING

9.1       Employee Contributions
9.2       Employer Contributions
9.3       Computation Period
9.4       Requalification  Prior  To  Five  Consecutive  One-Year
          Breaks In Service
9.5  Requalification After Five Consecutive One-Year Breaks In
                                                                    Service
9.6       Calculating Vested Interest
9.7       Forfeitures
9.8       Amendment Of Vesting Schedule
9.9  Service With Controlled Groups

                                 ARTICLE X
                        LIMITATIONS ON ALLOCATIONS
                      AND ANTIDISCRIMINATION TESTING

10.1      Participation In This Plan Only
10.2      Disposition Of Excess Annual Additions
10.3 Participation In This Plan And Another Master and Prototype Defined Contribution Plan, Welfare Benefit
          Fund       Or      Individual      Medical      Account
          Maintained By The Employer
10.4      Disposition Of Excess Annual Additions Under Two Plans
10.5      Participation   In  This  Plan  And   Another   Defined
          Contribution                                       Plan
          Which Is Not A Master Or Prototype Plan
10.6      Participation In This Plan And A Defined Benefit Plan
10.7      Average Deferral Percentage (ADP) Test
10.8      Special Rules Relating To Application Of ADP Test
10.9      Recharacterization
10.10 Average Contribution Percentage (ACP) Test
10.11 Special Rules Relating To Application Of ACP Test

                                ARTICLE XI
                              ADMINISTRATION

11.1      Plan Administrator
11.2      Trustee/Custodian
11.3      Administrative Fees And Expenses
11.4      Division Of Duties And Indemnification

                                ARTICLE XII
                       TRUST FUND/CUSTODIAL ACCOUNT

12.1      The Fund
12.2      Control Of Plan Assets
12.3      Exclusive Benefit Rules
12.4      Assignment And Alienation Of Benefits
12.5      Determination Of Qualified Domestic Relations Order (QD
          RO)

                               ARTICLE XIII
                                INVESTMENTS

13.1      Fiduciary Standards
13.2      Funding Arrangement
13.3      Investment Alternatives Of The Trustee
13.4      Duties Of The Custodian
13.5      Participant Loans
13.6      Insurance Policies
13.7      Employer Investment Direction
13.8      Employee Investment Direction

                                ARTICLE XIV
                           TOP-HEAVY PROVISIONS

14.1      Applicability Of Rules
14.2      Minimum Contribution
14.3      Minimum Vesting
14.4      Limitations On Allocations
                                ARTICLE XV
                        AMENDMENT AND TERMINATION
15.1      Amendment By Sponsor
15.2      Amendment By Employer
15.3      Termination
15.4      Qualification Of Employer's Plan
15.5      Mergers And Consolidations
15.6      Resignation And Removal
15.7      Qualification Of Prototype

                               ARTICLE XVI
                              GOVERNING LAW

    PROTOTYPE CASH OR DEFERRED PROFIT-SHARING PLAN AND TRUST/CUSTODIAL
                                 ACCOUNT
                               Sponsored By
                              COMERICA BANK


The Sponsor hereby establishes the following Prototype Retirement Plan and Trust/Custodial Account for use by those of its customers who qualify and wish to adopt a qualified retirement program. Any Plan and Trust/Custodial Account established hereunder shall be administered for the exclusive benefit of Participants and their beneficiaries under the following terms and conditions:

                                ARTICLE I

                               DEFINITIONS

1.1 Actual Deferral Percentage The ratio (expressed as a percentage and calculated separately for each Participant) of:

            (a)      the  amount  of  Employer  contributions   [as
               defined at (c) and (d)] actually paid over to the Fund on behalf of such Participant for the Plan Year to

            (b)     the  Participant's Compensation for  such  Plan
               Year. Compensation will only include amounts for the period during which the Employee was eligible to participate.

Employer contributions on behalf of any Participant shall include:

            (c)     any  Elective  Deferrals made pursuant  to  the
               Participant's deferral election, including Excess Elective Deferrals, but excluding Elective Deferrals that are either taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals) or are returned as excess Annual Additions; and

            (d)     at  the  election  of  the Employer,  Qualified
               Non-Elective  Contributions and  Qualified  Matching
               Contributions.

For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

1.2 Adoption Agreement The document attached to this Plan by which an Employer elects to establish a qualified retirement plan and trust/custodial account under the terms of this Prototype Plan and Trust/Custodial Account.

1.3  Aggregate Limit  The sum of:

            (a)     125  percent of the greater of the ADP  of  the
               non-Highly Compensated Employees for the Plan Year or the ACP of non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement as described in Code
               Section 401(k) or Code Section 402(h)(1)(B), and

            (b)     the  lesser  of  200% or two percent  plus  the
               lesser of such ADP or ACP.

Alternatively, the aggregate limit can be determined by substituting "the lesser of 200% or two percent plus" for "125% of" in (a) above, and substituting "125% of" for "the lesser of 200% or two percent plus" in (b) above.

1.4   Annual  Additions   The sum of the following amounts  credited  to  a
Participant's account for the Limitation Year:

                    (a)  Employer Contributions,

               (b)  Employee Contributions (under Article IV),

               (c)  forfeitures,

                     (d) amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section
               415(l)(2), which is part of a pension or annuity plan maintained by the Employer (these amounts are treated as Annual Additions to a Defined Contribution Plan though they arise under a Defined Benefit Plan), and

                    (e) amounts derived from contributions paid or accrued after 1985, in taxable years ending after 1985, which are either attributable to post-retirement medical benefits allocated to the account of a Key Employee, or to a Welfare Benefit Fund maintained by the Employer, are also treated as Annual Additions to a Defined Contribution Plan. For purposes of this paragraph, an Employee is a Key Employee if he or she meets the requirements of paragraph 1.43 at any time during the Plan Year or any preceding Plan Year. Welfare Benefit Fund is defined at paragraph 1.89.

Excess   amounts   applied  in  a  Limitation  Year  to   reduce   Employer
contributions will be considered Annual Additions for such Limitation Year, pursuant to the provisions of Article X.

1.5 Annuity Starting Date The first day of the first period for which an amount is paid as an annuity or in any other form.

1.6 Applicable Calendar Year The First Distribution Calendar Year, and in the event of the recalculation of life expectancy, such succeeding calendar year. If payments commence in accordance with paragraph 7.4(e) before the Required Beginning Date, the Applicable Calendar Year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the Applicable Calendar Year is the year of purchase.

1.7 Applicable Life Expectancy Used in determining the required minimum distribution. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the Applicable Calendar Year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The life expectancy of a non-Spouse Beneficiary may not be recalculated.

1.8 Average Contribution Percentage (ACP) The average of the Contribution Percentages for each Highly Compensated Employee and for each non-Highly Compensated Employee.

1.9 Average Deferral Percentage (ADP) The average of the Actual Deferral Percentages for each Highly Compensated Employee and for each non-Highly Compensated Employee.

1.10  Break  In  Service   A 12-consecutive month period  during  which  an
Employee fails to complete more than 500 Hours of Service.

1.11 Code  The Internal Revenue Code of 1986, including any amendments.

1.12 Compensation The Employer may select one of the following three safe-harbor definitions of Compensation in the Adoption Agreement. Compensation shall only include amounts earned while a Participant if Plan Year is chosen as the applicable computation period.

          (a) Code Section 3401(a) Wages. Compensation is defined as wages within the meaning of Code Section 3401(a) for the purposes of Federal income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)].

          (b) Code Section 6041 and 6051 Wages. Compensation is defined as wages as defined in Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Section 6041(d) and 6051(a)(3). Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)].

          (c) Code Section 415 Compensation. For purposes of applying the limitations of Article X and Top-Heavy Minimums, the definition of Compensation shall be Code Section 415 Compensation as follows: a Participant's Earned Income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income [including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as
          described   in   Regulation  1.62-2(c)],),  and   excluding   the
          following:

                     1. Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a Simplified Employee Pension Plan or any distributions from a plan of deferred compensation,

                      2. Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture,

                     3. Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                    4. other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

For purposes of applying the limitations of Article X, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year. Notwithstanding the preceding sentence, Compensation for a Participant in a Defined Contribution Plan who is permanently and totally disabled [as defined in Code Section 22(e)(3)] is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. Such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee [as defined in Code
Section 414(q)] and contributions made on behalf of such Participant are nonforfeitable when made.

If the Employer fails to pick the applicable period in the Adoption Agreement, the Plan Year shall be used. Unless otherwise specified by the Employer in the Adoption Agreement, Compensation shall be determined as provided in 1.12(c).

Beginning with 1989 Plan Years, the annual Compensation of each Participant which may be taken into account for determining all benefits provided under the Plan (including benefits under Article XIV) for any year shall not exceed $200,000, as adjusted under Code Section 415(d). In determining the Compensation of a Participant for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the end of the Plan Year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

If a Plan has a Plan Year that contains fewer than 12 Calendar Months, then the annual Compensation limit for that period is an amount equal to the $200,000 as adjusted for the calendar year in which the Compensation period begins, multiplied by a fraction the numerator of which is the number of full months in the Short Plan Year and the denominator of which is 12. If Compensation for any prior plan year is taken into account in determining an employee's contributions or benefits for the current year, the Compensation for such prior year is subject to the applicable annual
Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation limit is $200,000.

Compensation   shall   not   include  deferred  Compensation   other   than
contributions through a salary reduction agreement to a cash or deferred plan under Code Section 401(k), a Simplified Employee Pension Plan under
Code Section 402(h)(1)(B), a cafeteria plan under Code Section 125 or a tax-deferred annuity under Code Section 403(b). Unless elected otherwise by the Employer in the Adoption Agreement, these deferred amounts will be considered as Compensation for Plan purposes. These deferred amounts are not counted as Compensation for purposes of Articles X and XIV. When applicable to a Self-Employed Individual, Compensation shall mean Earned Income.

1.13 Contribution Percentage The ratio (expressed as a percentage and calculated separately for each Participant) of:

            (a)      the   Participant's  Contribution   Percentage
               Amounts [as defined at (c)-(f)] for the Plan Year, to

            (b)     the  Participant's Compensation  for  the  Plan
               Year. Compensation will only include amounts for the period during which the Employee was eligible to participate.

Contribution Percentage Amounts on behalf of any Participant shall include:

            (c)     the amount of Employee Voluntary Contributions,
               Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year,

            (d)     forfeitures  of Excess Aggregate  Contributions
               or Matching Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated,

            (e)     at  the  election  of  the Employer,  Qualified
               Non-Elective Contributions, and

            (f)     the  Employer  also may elect to  use  Elective
               Deferrals in the Contribution Percentage amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

Contribution Percentage amounts shall not include Matching Contributions, whether or not Qualified, that are forfeited either to correct Excess Aggregate Contributions, or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

1.14 Custodian The Sponsor of this Prototype Plan, or, if applicable, an affiliate or successor, shall serve as Custodian if a Custodian is appointed in the Adoption Agreement.

1.15 Defined Benefit Plan A Plan under which a Participant's Benefit is determined by a formula contained in the Plan and no individual accounts are maintained for Participants.

1.16 Defined Benefit (Plan) Fraction A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140 percent of the Highest Average Compensation, including any adjustments under Code Section 415(b).

Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before 1987.

1.17  Defined  Contribution  Dollar  Limitation   Thirty  thousand  dollars
($30,000) or if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year.

1.18 Defined Contribution Plan A Plan under which individual accounts are maintained for each Participant to which all contributions, forfeitures, investment income and gains or losses, and expenses are credited or deducted. A Participant's Benefit under such Plan is based solely on the fair market value of his or her account balance.

1.19 Defined Contribution (Plan) Fraction A fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all Welfare Benefit Funds, as defined in paragraph 1.89 and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer). The maximum aggregate amount in the Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after 1986, in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before 1987, shall not be re-computed to treat all Employee Contributions as Annual Additions.

1.20 Designated Beneficiary The individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

1.21 Disability An illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than 12 months, certified by a physician selected by or satisfactory to the Employer, which prevents the Employee from engaging in any occupation for wage or profit for which the Employee is reasonably fitted by training, education or experience.

1.22 Distribution Calendar Year A calendar year for which a minimum distribution is required.

1.23 Early Retirement Age The age set by the Employer in the Adoption Agreement (but not less than 55), which is the earliest age at which a Participant may retire and receive his or her benefits under the Plan.

1.24 Earned Income Net earnings from self-employment in the trade or business with respect to which the Plan is established, determined without regard to items not included in gross income and the deductions allocable to such items, provided that personal services of the individual are a material income-producing factor. Earned income shall be reduced by contributions made by an Employer to a qualified plan to the extent deductible under Code Section 404. For tax years beginning after 1989, net earnings shall be determined taking into account the deduction for one-half of self-employment taxes allowed to the Employer under Code Section 164(f) to the extent deductible.

1.25 Effective Date The date on which the Employer's retirement plan or amendment to such plan becomes effective.

1.26 Election Period The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from Service prior to the first day of the Plan Year in which age 35 is attained, the Election Period shall begin on the date of separation, with respect to the account balance as of the date of separation.

1.27 Elective Deferral Employer contributions made to the Plan at the election of the Participant, in lieu of cash Compensation. Elective Deferrals shall also include contributions made pursuant to a Salary
Savings Agreement or other deferral mechanism, such as a cash option contribution. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a Salary Savings Agreement. Elective Deferrals shall not include any deferrals properly distributed as Excess Annual Additions.

1.28 Eligible Participant Any Employee who is eligible to make a Voluntary Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If a Voluntary Contribution or Elective Deferral is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant even though no Voluntary Contributions or Elective Deferrals are made.

1.29 Employee Any person employed by the Employer (including Self-Employed Individuals and partners), all Employees of a member of an affiliated service group [as defined in Code Section 414(m)], Employees of a controlled group of corporations [as defined in Code Section 414(b)], all Employees of any incorporated or unincorporated trade or business which is under common control [as defined in Code Section 414(c)], leased Employees [as defined in Code Section 414(n)] and any Employee required to be aggregated by Code Section 414(o). All such Employees shall be treated as employed by a single Employer.

1.30 Employer The Self-Employed Individual, partnership, corporation or other organization which adopts this Plan including any firm that succeeds the Employer and adopts this Plan. For purposes of Article X, Limitations on Allocations, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations [as defined in Code
Section 414(b) as modified by Code Section 415(h)], all commonly controlled trades or businesses [as defined in Code Section 414(c) as modified by Code
Section  415(h)] or affiliated service groups [as defined in  Code  Section
414(m)] of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

1.31 Entry Date The date on which an Employee commences participation in the Plan as determined by the Employer in the Adoption Agreement.

1.32  Excess Aggregate Contributions  The excess, with respect to any  Plan
Year, of:

                     (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                      (b) the maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such  determination shall be made after first determining  Excess  Elective
Deferrals   pursuant   to  paragraph  1.35  and  then  determining   Excess
Contributions pursuant to paragraph 1.34.

1.33 Excess Amount The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

1.34 Excess Contribution  With respect to any Plan Year, the excess of:

            (a)     the  aggregate amount of Employer contributions
               actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

            (b)      the   maximum  amount  of  such  contributions
               permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

1.35 Excess Elective Deferrals Those Elective Deferrals that are includible in a Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year.

1.36  Family  Member   The  Employee's Spouse, any lineal  descendants  and
ascendants and the Spouse of such lineal descendants and ascendants.

1.37 First Distribution Calendar Year For distributions beginning before the Participant's death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to paragraph 7.10.

1.38 Fund All contributions received by the Trustee/Custodian under this Plan and Trust/Custodial Account, investments thereof and earnings and appreciation thereon.

1.39 Hardship An immediate and heavy financial need of the Employee where such Employee lacks other available resources.

1.40 Highest Average Compensation The average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive month period defined in the Adoption Agreement.

1.41 Highly Compensated Employee Any Employee who performs Service for the Employer during the determination year and who, during the immediate prior year:

            (a)     received  Compensation  from  the  Employer  in
               excess  of  $75,000 [as adjusted  pursuant  to  Code
               Section 415(d)]; or


            (b)     received  Compensation  from  the  Employer  in
               excess  of  $50,000 [as adjusted  pursuant  to  Code
               Section 415(d)] and was a member of the Top-Paid Group for such year; or

            (c)     was  an  officer of the Employer  and  received
               Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A).

Notwithstanding (a), (b) and (c), an Employee who was not Highly Compensated during the preceding Plan Year shall not be treated as a Highly Compensated Employee with respect to the current Plan Year unless such Employee is a member of the 100 Employees paid the greatest Compensation during the year for which such determination is being made.

            (d)     Employees  who are five percent owners  at  any
               time   during   the   immediate   prior   year    or
               determination year.

Highly Compensated Employee includes Highly Compensated active Employees and Highly Compensated former Employees.

1.42 Hour Of Service

            (a)     Each  hour  for which an Employee  is  paid,  or
               entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

            (b)     Each  hour  for which an Employee  is  paid,  or
               entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

            (c)     Each  hour  for which back pay, irrespective  of
               mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph
               (b),  as  the  case may be, and under this  paragraph
               (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

            (d)      Hours   of   Service  shall  be  credited   for
               employment with the Employer and with other members of an affiliated service group [as defined in Code
               Section 414(m)], a controlled group of corporations [as defined in Code Section 414(b)], or a group of trades or businesses under common control [as defined in Code Section 414(c)] of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code
               Section 414(o) and the regulations thereunder. Hours of Service shall also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the regulations thereunder.

            (e)     Solely  for  purposes of determining  whether  a
               Break in Service, as defined in paragraph 1.10, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the individual, by reason of a birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period. No more than 501 hours will be credited under this paragraph.

            (f)     Hours  of  Service  shall be determined  on  the
               basis   of   the  method  selected  in  the  Adoption
               Agreement.

1.43 Key Employee Any Employee or former Employee (and the beneficiaries of such employee) who at any time during the determination period was an officer of the Employer if such individual's annual Compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A) (the defined benefit maximum annual benefit), an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual's Compensation exceeds 100% of the dollar limitation under Code Section 415(c)(1)(A), a 5% owner of the Employer, or a 1% owner of the Employer who has an annual Compensation of more than $150,000. For purposes of determining who is a Key Employee, annual Compensation shall mean Compensation as defined for Article X, but including amounts deferred through a salary reduction agreement to a cash or deferred plan under Code
Section  401(k),  a  Simplified Employee Pension Plan  under  Code  Section
408(k), a cafeteria plan under Code Section 125 or a tax-deferred annuity under Code Section 403(b). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code
Section 416(i)(1) and the regulations thereunder.

1.44 Leased Employee Any person (other than an Employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient [or for the recipient and related persons determined in accordance with Code
Section 414(n)(6)] on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer.

1.45 Limitation Year The calendar year or such other 12-consecutive month period designated by the Employer in the Adoption Agreement for purposes of determining the maximum Annual Addition to a Participant's account. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

1.46 Master Or Prototype Plan A plan, the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

1.47 Matching Contribution An Employer contribution made to this or any other Defined Contribution Plan on behalf of a Participant on account of an Employee Voluntary Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a Plan maintained by the Employer.

1.48 Maximum Permissible Amount The maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

            (a)    the Defined Contribution Dollar Limitation, or

            (b)     25%  of the Participant's Compensation for  the
               Limitation Year.


The Compensation limitation referred to in (b) shall not apply to any contribution for medical benefits [within the meaning of Code Section 401(h) or Code Section 419A(f)(2)] which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419(d)(2). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction: Number of months in the short Limitation Year divided by 12.

1.49 Net Profit The current and accumulated operating earnings of the Employer before Federal and State income taxes, excluding nonrecurring or unusual items of income, and before contributions to this and any other qualified plan of the Employer. Alternatively, the Employer may fix another definition in the Adoption Agreement.

1.50 Normal Retirement Age The age, set by the Employer in the Adoption Agreement, at which a Participant may retire and receive his or her benefits under the Plan.

1.51 Owner-Employee A sole proprietor, or a partner owning more than 10% of either the capital or profits interest of the partnership.

1.52 Paired Plans Two or more Plans maintained by the Sponsor designed so that a single or any combination of Plans adopted by an Employer will meet the antidiscrimination rules, the contribution and benefit limitations, and the Top-Heavy provisions of the Code.

1.53 Participant Any Employee who has met the eligibility requirements and is participating in the Plan.

1.54 Participant's Benefit The account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of the dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. A special exception exists for the second distribution Calendar Year. For purposes of this paragraph, if any portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

1.55 Permissive Aggregation Group Used for Top-Heavy testing purposes, it is the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

1.56  Plan   The Employer's retirement plan as embodied herein and  in  the
Adoption Agreement.

1.57 Plan Administrator  The Employer.

1.58 Plan Year The 12-consecutive month period designated by the Employer in the Adoption Agreement.

1.59 Present Value Used for Top-Heavy test and determination purposes, when determining the Present Value of accrued benefits, with respect to any Defined Benefit Plan maintained by the Employer, interest and mortality rates shall be determined in accordance with the provisions of the respective plan. If applicable, interest and mortality assumptions will be specified in Section 11 of the Adoption Agreement.

1.60 Projected Annual Benefit Used to test the maximum benefit which may be obtained from a combination of retirement plans, it is the annual retirement benefit (adjusted to an actuarial equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of a Defined Benefit Plan or plans, assuming:

            (a)     the  Participant will continue employment until
               Normal Retirement Age under the plan (or current age, if later), and

            (b)     the  Participant's Compensation for the current
               Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.


1.61 Qualified Deferred Compensation Plan Any pension, profit-sharing, stock bonus, or other plan which meets the requirements of Code Section 401 and includes a trust exempt from tax under Code Section 501(a) or any annuity plan described in Code Section 403(a).

An Eligible Retirement Plan is an individual retirement account (IRA) as described in Code Section 408(a), an individual retirement annuity (IRA) as described in Code Section 408(b), an annuity plan as described in Code
Section 403(a), or a qualified trust as described in Code Section 401(a), which accepts Eligible Rollover Distributions. However, in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

1.62 Qualified Domestic Relations Order A QDRO is a signed domestic relations order issued by a state court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant's Plan Benefit and which meets the requirements of Code Section 414(p). An alternate payee is a Spouse, former Spouse, child, or other dependent who is treated as a beneficiary under the Plan as a result of the QDRO.

1.63  Qualified  Early  Retirement Age   For  purposes  of  paragraph  8.9,
Qualified Early Retirement Age is the latest of:

            (a)     the earliest date, under the Plan, on which the
               Participant   may   elect  to   receive   retirement
               benefits, or

            (b)     the  first  day  of the 120th  month  beginning
               before  the  Participant reaches  Normal  Retirement
               Age, or

            (c)    the date the Participant begins participation.

1.64 Qualified Joint And Survivor Annuity An immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's Spouse which is at least one-half of but not more than the amount of the annuity payable during the joint lives of the Participant and the Participant's Spouse. The exact amount of the Survivor Annuity is to be specified by the Employer in the Adoption Agreement. If not designated by the Employer, the Survivor Annuity will be one-half of the amount paid to the Participant during his or her lifetime. The Qualified Joint and Survivor Annuity will be the amount of benefit which can be provided by the Participant's Vested Account Balance.

1.65 Qualified Matching Contribution Matching Contributions which when made are subject to the distribution and nonforfeitability requirements under Code Section 401(k).

1.66 Qualified Non-Elective Contributions Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

1.67 Qualified Voluntary Contribution A tax-deductible Voluntary Employee contribution. These contributions may no longer be made to the Plan.

1.68 Required Aggregation Group Used for Top-Heavy testing purposes, it consists of:

            (a)     each qualified plan of the Employer in which at
               least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and

            (b)     any  other qualified plan of the Employer which
               enables  a  plan  described  in  (a)  to  meet   the
               requirements of Code Sections 401(a)(4) or 410.

1.69 Required Beginning Date The date on which a Participant is required to take his or her first minimum distribution under the Plan. The rules are set forth at paragraph 7.5.

1.70 Rollover Contribution A contribution made by a Participant of an amount distributed to such Participant from another Qualified Deferred Compensation Plan in accordance with Code Sections 402(a)(5), (6), and (7).

An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Participant except that an Eligible Rollover Distribution does not include:

          (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Designated Beneficiary, or for a specified period of ten years or more;

          (b) any distribution to the extent such distribution is required under Code Section 401(a)(9); and

          (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Participant.

1.71 Salary Savings Agreement An agreement between the Employer and a participating Employee where the Employee authorizes the Employer to withhold a specified percentage of his or her Compensation for deposit to the Plan on behalf of such Employee.

1.72 Self-Employed Individual An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established including an individual who would have had Earned Income but for the fact that the trade or business had no Net Profit for the taxable year.

1.73 Service The period of current or prior employment with the Employer. If the Employer maintains a plan of a predecessor employer, Service for such predecessor shall be treated as Service for the Employer.

1.74 Shareholder Employee An Employee or officer who owns [or is considered as owning within the meaning of Code Section 318(a)(1)], on any day during the taxable year of an electing small business corporation (S Corporation), more than 5% of such corporation's outstanding stock.

1.75 Simplified Employee Pension Plan An individual retirement account which meets the requirements of Code Section 408(k), and to which the Employer makes contributions pursuant to a written formula. These plans are considered for contribution limitation and Top-Heavy testing purposes.

1.76 Sponsor Comerica Bank.

1.77 Spouse (Surviving Spouse) The Spouse or Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code Section 414(p).

1.78 Super Top-Heavy Plan A Plan described at paragraph 1.81 under which the Top-Heavy Ratio [as defined at paragraph 1.82] exceeds 90%.

1.79 Taxable Wage Base For plans with an allocation formula which takes into account the Employer's contribution under the Federal Insurance
Contributions Act (FICA), the maximum amount of earnings which may be considered wages for such Plan Year under the Social Security Act [Code
Section 3121(a)(1)], or the amount elected by the Employer in the Adoption Agreement.

1.80 Top-Heavy Determination Date For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

1.81 Top-Heavy Plan For any Plan Year beginning after 1983, the Employer's Plan is Top-Heavy if any of the following conditions exist:

          (a) If the Top-Heavy Ratio for the Employer's Plan exceeds 60% and this Plan is not part of any required Aggregation Group or Permissive Aggregation Group of Plans.

          (b) If the Employer's Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

          (c) If the Employer's Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

1.82 Top-Heavy Ratio

            (a)     If  the  Employer maintains one or more  Defined
               Contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any Defined Benefit Plan which during the five year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group as appropriate, is a fraction,

                 (1)     the numerator of which is the sum  of
                    the  account balances of all Key Employees
                    as of the Determination Date(s) [including
                    any    part   of   any   account   balance
                    distributed in the five year period ending on the Determination Date(s)], and

                 (2)     the  denominator of which is the  sum
                    of  all  account  balances [including  any
                    part of any account balance distributed in
                    the   five  year  period  ending  on   the
                    Determination Date(s)], both computed in accordance with Code Section 416 and the regulations thereunder.

              Both  the  numerator and denominator of the  Top-Heavy
               Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

            (b)     If  the  Employer maintains one or more  Defined
               Contribution Plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the five year period ending on the
               Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances  under  the aggregated Defined  Contribution
               Plan or Plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date(s), all determined in accordance with Code
               Section 416 and the regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five year period ending on the Determination Date.

            (c)     For purposes of (a) and (b) above, the value  of
               account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one hour of Service with any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Qualified Voluntary Employee Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under
               (1) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

1.83 Top-Paid Group The group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during such year. For purposes of determining the number of Employees in the group (but not who is in it), the following Employees shall be excluded:

            (a)     Employees who have not completed six months  of
               Service.

            (b)     Employees  who normally work less  than  17-1/2
               hours per week.

            (c)     Employees  who normally do not work  more  than
               six months during any year.

            (d)    Employees who have not attained age 21.

            (e)     Employees  included in a collective  bargaining
               unit, covered by an agreement between Employee representatives and the Employer, where retirement benefits were the subject of good faith bargaining and provided that 90% or more of the Employer's Employees are covered by the agreement.

            (f)     Employees  who are nonresident aliens  and  who
               receive no Earned Income which constitutes income from sources within the United States.

1.84  Transfer  Contribution   A non-taxable transfer  of  a  Participant's
benefit directly from a Qualified Deferred Compensation Plan to this Plan.

1.85 Trustee The individual(s) or institution appointed by the Employer to invest the Fund.

1.86 Valuation Date The last day of the Plan Year or such other date as agreed to by the Employer and the Trustee/Custodian on which Participant accounts are revalued in accordance with Article V hereof. For Top-Heavy purposes, the date selected by the Employer as of which the Top-Heavy Ratio is calculated.

1.87 Vested Account Balance The aggregate value of the Participant's Vested Account Balances derived from Employer and Employee contributions (including Rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of Article VIII shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

1.88 Voluntary Contribution An Employee contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

1.89 Welfare Benefit Fund Any fund that is part of a plan of the Employer, or has the effect of a plan, through which the Employer provides Welfare Benefits to Employees or their beneficiaries. For these purposes, Welfare Benefits means any benefit other than those with respect to which Code
Section 83(h) (relating to transfers of property in connection with the performance of services), Code Section 404 (relating to deductions for contributions to an Employee's trust or annuity and Compensation under a deferred payment plan), Code Section 404A (relating to certain foreign deferred compensation plans) apply. A "Fund" is any social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal service organization described in Code Section 501(c)(7), (9), (17) or (20); any trust, corporation, or other organization not exempt from income tax, or to the extent provided in regulations, any account held for an Employer by any person.

1.90  Year  Of  Service   A  12-consecutive month period  during  which  an
Employee is credited with not less than 1,000 (or such lesser number as specified by the Employer in the Adoption Agreement) Hours of Service.

                                ARTICLE II

                         ELIGIBILITY REQUIREMENTS

2.1 Participation Employees who meet the eligibility requirements in the Adoption Agreement on the Effective Date of the Plan shall become Participants as of the Effective Date of the Plan. If so elected in the
Adoption Agreement, all Employees employed on the Effective Date of the Plan may participate, even if they have not satisfied the Plan's specified eligibility requirements. Other Employees shall become Participants on the Entry Date coinciding with or immediately following the date on which they meet the eligibility requirements. The Employee must satisfy the eligibility requirements specified in the Adoption Agreement and be employed on the Entry Date to become a Participant in the Plan. In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and service requirements and would have previously become a Participant had he or she been in the eligible class. A former Participant shall again become a Participant upon returning to the employ of the Employer as of the next Entry Date or if earlier, the next Valuation Date.

2.2 Change In Classification Of Employment In the event a Participant becomes ineligible to participate because he or she is no longer a member of an eligible class of Employees, such Employee shall participate upon his or her return to an eligible class of Employees.

2.3 Computation Period To determine Years of Service and Breaks in Service for purposes of eligibility, the 12-consecutive month period shall commence on the date on which an Employee first performs an Hour of Service for the Employer and each anniversary thereof, such that the succeeding 12-consecutive month period commences with the Employee's first anniversary of employment and so on.

2.4 Employment Rights Participation in the Plan shall not confer upon a Participant any employment rights, nor shall it interfere with the Employer's right to terminate the employment of any Employee at any time.

2.5 Service With Controlled Groups All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)], trades or businesses under common control [as defined in Code
Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] shall be credited for purposes of determining an Employee's eligibility to participate.

2.6 Owner-Employees If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the Plan established for other trades or businesses must, when looked at as a single Plan, satisfy Code Sections 401(a) and (d) for the Employees of this and all other trades or businesses.

If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled, and the individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him or her under the most favorable plan of the trade or business which is not controlled.

For purposes of the preceding sentences, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

            (a)     own  the  entire interest in an  unincorporated
               trade or business, or

            (b)     in the case of a partnership, own more than 50%
               of either the capital interest or the profits interest in the partnership.

For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

2.7 Leased Employees Any leased Employee shall be treated as an Employee of the recipient Employer; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. A leased Employee shall not be considered an Employee of the recipient if such Employee is covered by a money purchase pension plan providing:

            (a)     a  non-integrated Employer contribution rate of
               at  least 10% of Compensation, [as defined  in  Code
               Section 415(c)(3) but including amounts contributed by the Employer pursuant to a salary reduction agreement, which are excludable from the Employee's gross income under a cafeteria plan covered by Code
               Section 125, a cash or deferred profit-sharing plan under Code Section 401(k), a Simplified Employee Pension Plan under Code Section 402(h)(1)(B ) and a tax-sheltered annuity under Code Section 403(b)],

            (b)    immediate participation, and

            (c)    full and immediate vesting.

This exclusion is only available if Leased Employees do not constitute more than twenty percent (20%) of the recipient's non-highly compensated work force.

2.8 Thrift Plans If the Employer makes an election in the Adoption Agreement to require Voluntary Contributions to participate in this Plan, the Employer shall notify each eligible Employee in writing of his or her eligibility for participation at least 30 days prior to the appropriate Entry Date. The Employee shall indicate his or her intention to join the Plan by authorizing the Employer to withhold a percentage of his or her Compensation as provided in the Plan. Such authorization shall be returned to the Employer at least ten days prior to the Employee's Entry Date. The Employee may decline participation by so indicating on the enrollment form or by failure to return the enrollment form to the Employer prior to the Employee's Entry Date. If the Employee declines to participate, such Employee shall be given the opportunity to join the Plan on the next Entry Date. The taking of a Hardship withdrawal under the provisions of paragraph 6.9 will impact the Participant's ability to make these contributions.

                               ARTICLE III

                          EMPLOYER CONTRIBUTIONS


3.1 Amount The Employer intends to make periodic contributions to the Plan in accordance with the formula or formulas selected in the Adoption Agreement. However, the Employer's contribution for any Plan Year shall be subject to the limitations on allocations contained in Article X.

3.2 Expenses And Fees The Employer shall also be authorized to reimburse the Fund for all expenses and fees incurred in the administration of the Plan or Trust/Custodial Account and paid out of the assets of the Fund. Such expenses shall include, but shall not be limited to, fees for professional services, printing and postage. Brokerage commissions may not be reimbursed.

3.3 Responsibility For Contributions Neither the Trustee/Custodian nor the Sponsor shall be required to determine if the Employer has made a contribution or if the amount contributed is in accordance with the Adoption Agreement or the Code. The Employer shall have sole responsibility in this regard. The Trustee/Custodian shall be accountable solely for contributions actually received by it, within the limits of
Article XI.

3.4 Return Of Contributions Contributions made to the Fund by the Employer shall be irrevocable except as provided below:

            (a)       Any    contribution    forwarded    to    the
               Trustee/Custodian because of a mistake of fact, provided that the contribution is returned to the Employer within one year of the contribution.

            (b)     In  the event that the Commissioner of Internal
               Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

            (c)         Contributions     forwarded     to      the
               Trustee/Custodian are presumed to be deductible and are conditioned on their deductibility. Contributions which are determined to not be deductible will be returned to the Employer.

                           ARTICLE IV

                            EMPLOYEE CONTRIBUTIONS


4.1 Voluntary Contributions An Employee may make Voluntary Contributions to the Plan established hereunder if so authorized by the Employer in a uniform and nondiscriminatory manner. Such contributions are subject to the limitations on Annual Additions and are subject to antidiscrimination testing.

4.2 Qualified Voluntary Contributions A Participant may no longer make Qualified Voluntary Contributions to the Plan. Amounts already contributed may remain in the Trust Fund/Custodial Account until distributed to the Participant. Such amounts will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses of the Trust in the same manner as described at paragraph 5.4 of the Plan. No part of the Qualified Voluntary Contribution account will be used to purchase life insurance. Subject to Article VIII, Joint and Survivor Annuity Requirements (if applicable), the Participant may withdraw any part of the Qualified Voluntary Contribution account by making a written application to the Plan Administrator.

4.3 Rollover Contribution Unless provided otherwise in the Adoption Agreement, a Participant may make a Rollover Contribution to any Defined Contribution Plan established hereunder of all or any part of an amount distributed or distributable to him or her from a Qualified Deferred Compensation Plan provided:

          (a)   the  amount  distributed to  the  Participant  is
          deposited  to  the Plan no later than the sixtieth  day
          after   such   distribution   was   received   by   the
          Participant,

          (b) the amount distributed is not one of a series of substantially equal periodic payments made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's Designated Beneficiary, or for a specified period of ten years or more;

          (c)   the  amount distributed is not required under Code  Section
          401(a)(9);

          (d) if the amount distributed included property such property is rolled over, or if sold the proceeds of such property may be rolled over; and

          (e) the amount distributed is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

In addition, if the Adoption Agreement allows Rollover Contributions, the Plan will also accept any Eligible Rollover Distribution (as defined at paragraph 1.55) directly to the Plan.

Rollover Contributions, which relate to distributions prior to January 1, 1993, must be made in accordance with paragraphs (a) through (e) and additionally meet the requirements of paragraph (f):

          (f)   The  distribution  from  the  Qualified  Deferred
          Compensation Plan constituted the Participant's entire interest in such Plan and was distributed within one taxable year to the Participant:

                     (1)   on  account  of  separation  from
               Service, a Plan termination, or in the case of a profit-sharing or stock bonus plan, a complete discontinuance of contributions under such Plan within the meaning of Code
               Section 402(a)(6)(A), or

                     (2)  in one or more distributions which
               constitute a qualified lump sum distribution within the meaning of Code Section 402(e)(4)(A), determined without reference to subparagraphs (B) and (H).

Such Rollover Contribution may also be made through an individual retirement account qualified under Code Section 408 where the IRA was used as a conduit from the Qualified Deferred Compensation Plan, the Rollover Contribution is made in accordance with the rules provided under paragraph
(a) through (e) and the Rollover Contribution does not include any regular IRA contributions, or earnings thereon, which the Participant may have made to the IRA. Rollover Contributions, which relate to distributions prior to January 1, 1993, may be made through an IRA in accordance with paragraphs
(a) through (f) and additional requirements as provided in the previous sentence. The Trustee/Custodian shall not be held responsible for determining the tax-free status of any Rollover Contribution made under this Plan.

4.4 Transfer Contribution Unless provided otherwise in the Adoption Agreement a Participant may, subject to the provisions of paragraph 4.5, also arrange for the direct transfer of his or her benefit from a Qualified Deferred Compensation Plan to this Plan. For accounting and record keeping purposes, Transfer Contributions shall be treated in the same manner as Rollover Contributions.

4.5 Employer Approval Of Transfer Contributions The Employer maintaining a safe-harbor profit-sharing plan in accordance with the provisions of paragraph 8.7, acting in a nondiscriminatory manner, may in its sole discretion refuse to allow Transfer Contributions to its profit-sharing plan, if such contributions are directly or indirectly being transferred from a defined benefit plan, a money purchase pension plan (including a target benefit plan), a stock bonus plan, or another profit-sharing plan which would otherwise provide for a life annuity form of payment to the Participant.

4.6 Elective Deferrals A Participant may enter into a Salary Savings Agreement with the Employer authorizing the Employer to withhold a portion of such Participant's Compensation not to exceed $7,000 per calendar year as adjusted under Code Section 415(d) or, if lesser, the percentage of Compensation specified in the Adoption Agreement and to deposit such amount to the Plan. No Participant shall be permitted to have Elective Deferrals made under this Plan or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such taxable year. Thus, the $7,000 limit may be reduced if a Participant contributes pre-tax contributions to qualified plans of this or other Employers. Any such contribution shall be credited to the Employee's Salary Savings
Account. Unless otherwise specified in the Adoption Agreement, a Participant may amend his or her Salary Savings Agreement to increase, decrease or terminate the percentage upon 30 days written notice to the Employer. If a Participant terminates his or her agreement, such Participant shall not be permitted to put a new Salary Savings Agreement into effect until the first pay period in the next Plan Year, unless otherwise stated in the Adoption Agreement. The Employer may also amend or terminate said agreement on written notice to the Participant. If a Participant has not authorized the Employer to withhold at the maximum rate and desires to increase the total withheld for a Plan Year, such Participant may authorize the Employer upon 30 days notice to withhold a supplemental amount up to 100% of his or her Compensation for one or more pay periods. In no event may the sum of the amounts withheld under the Salary Savings Agreement plus the supplemental withholding exceed 25% of a Participant's Compensation for a Plan Year. The Employer may also recharacterize as after-tax Voluntary Contributions all or any portion of amounts previously withheld under any Salary Savings Agreement within the Plan Year as provided for at paragraph 10.9. This may be done to insure that the Plan will meet one of the antidiscrimination tests under Code
Section 401(k). Elective Deferrals shall be deposited in the Trust within 30 days after being withheld from the Participant's pay.

4.7 Required Voluntary Contributions If the Employer makes a thrift election in the Adoption Agreement, each eligible Participant shall be required to make Voluntary Contributions to the Plan for credit to his or her account as provided in the Adoption Agreement. Such Voluntary Contributions shall be withheld from the Employee's Compensation and shall be transmitted by the Employer to the Trustee/Custodian as agreed between the Employer and Trustee/Custodian. A Participant may discontinue participation or change his or her Voluntary Contribution percentage by so advising the Employer at least ten days prior to the date on which such discontinuance or change is to be effective. If a Participant discontinues his or her Voluntary Contributions, such Participant may not again authorize Voluntary Contributions for a period of one year from the date of discontinuance. A Participant may voluntarily change his or her Voluntary Contribution percentage once during any Plan Year and may also agree to have a reduction in his or her contribution, if required to satisfy the requirements of the ACP test.

4.8 Direct Rollover of Benefits Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this paragraph, for distributions made on or after January 1, 1993, a Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover. Any portion of a distribution which is not paid directly to an Eligible Retirement Plan shall be distributed to the Participant. For purposes of this paragraph, a Surviving Spouse or a Spouse or former Spouse who is an alternate payee under a Qualified
Domestic Relations Order as defined in Code Section 414(p), will be permitted to elect to have any Eligible Rollover Distribution paid directly to an individual retirement account (IRA) or an individual retirement annuity (IRA).

The plan provisions otherwise applicable to distributions continue to apply to Rollover and Transfer Contributions.


                                 ARTICLE V

                           PARTICIPANT ACCOUNTS

5.1 Separate Accounts The Employer shall establish a separate bookkeeping account for each Participant showing the total value of his or her interest in the Fund. Each Participant's account shall be separated for bookkeeping purposes into the following sub-accounts:

            (a)    Employer contributions.

              (1)  Matching Contributions.

              (2)  Qualified Matching Contributions.

              (3)  Qualified Non-Elective Contributions.

              (4)  Discretionary Contributions.

              (5)  Elective Deferrals.

            (b)     Voluntary Contributions (and additional amounts
               including required contributions and, if applicable, either repayments of loans previously defaulted on and treated as "deemed distributions" on which a tax report has been issued, and amounts paid out upon a separation from Service which have been included in income and which are repaid after being re-hired by the Employer).

            (c)     Qualified Voluntary Contributions (if the  Plan
               previously accepted these).

            (d)
               Rollover Contributions and Transfer Contributions.

5.2 Adjustments To Participant Accounts As of each Valuation Date of the Plan, the Employer shall add to each account:

            (a)      the  Participant's  share  of  the  Employer's
               contribution and forfeitures as determined in the Adoption Agreement,

            (b)     any Elective Deferrals, Voluntary, Rollover  or
               Transfer Contributions made by the Participant,

            (c)     any repayment of amounts previously paid out to
               a Participant upon a separation from Service and repaid by the Participant since the last Valuation Date, and

            (d)     the  Participant's proportionate share  of  any
               investment earnings and increase in the fair market value of the Fund since the last Valuation Date, as determined at paragraph 5.4.

The Employer shall deduct from each account:

            (e)     any  withdrawals  or  payments  made  from  the
               Participant's account since the last Valuation Date, and

            (f)     the  Participant's proportionate share  of  any
               decrease in the fair market value of the Fund since the last Valuation Date, as determined at paragraph 5.4.

5.3 Allocating Employer Contributions The Employer's contribution shall be allocated to Participants in accordance with the allocation formula selected  by  the  Employer  in the Adoption  Agreement,  and  the  minimum
contribution  and  allocation requirements for Top-Heavy Plans.   Beginning
with the 1990 Plan Year and thereafter, for plans on Standardized Adoption Agreement 001, Participants who are credited with more than 500 Hours of Service or are employed on the last day of the Plan Year must receive a full allocation of Employer contributions. In Nonstandardized Adoption Agreement 002, Employer contributions shall be allocated to the accounts of Participants employed by the Employer on the last day of the Plan Year unless indicated otherwise in the Adoption Agreement. In the case of a non-Top-Heavy, Nonstandardized Plan, Participants must also have completed a
Year of Service unless otherwise specified in the Adoption Agreement.   For
Nonstandardized Adoption Agreement 002, the Employer may only apply the last day of the Plan Year and Year of Service requirements if the Plan satisfies the requirements of Code Sections 401(a)(26) and 410(b) and the regulations thereunder including the exception for 401(k) plans. If, when applying the last day and Year of Service requirements, the Plan fails to satisfy the aforementioned requirements, additional Participants will be eligible to receive an allocation of Employer contributions until the requirements are satisfied. Participants who are credited with a Year of Service, but not employed at Plan Year end, are the first category of
additional  Participants  eligible  to  receive  an  allocation.   If   the
requirements are still not satisfied, Participants credited with more than 500 Hours of Service and employed at Plan Year end are the next category of Participants eligible to receive an allocation. Finally, if necessary to satisfy the said requirements, any Participant credited with more than 500
Hours   of   Service  will  be  eligible  for  an  allocation  of  Employer
Contributions. The Service requirement is not applicable with respect to any Plan Year during which the Employer's Plan is Top-Heavy.

5.4 Allocating Investment Earnings And Losses A Participant's share of investment earnings and any increase or decrease in the fair market value of the Fund shall be based on the proportionate value of all active accounts (other than accounts with segregated investments) as of the last Valuation Date minus withdrawals, minus fees, plus/minus transfers, and plus the average balance, as defined by the Plan Administrator, of the current period's contributions and loan payments except for Employer contributions made on an annual basis after the end of the Plan Year since the last Valuation Date. Account balances not yet forfeited shall receive an allocation of earnings and/or losses. Accounts with segregated investments shall receive only the income or loss on such segregated investments.

Alternatively, at the Plan Administrator's option, all financial activity will be credited with an allocation of the actual investment earnings and gains and losses from the actual date of deposit of each such activity until the end of the period. Accounts with segregated investments shall receive only the income or loss on such segregated investments. In no event shall the selection of a method allocating gains and losses be used to discriminate in favor of the Highly Compensated Employees.

5.5 Participant Statements Upon completing the allocations described above for the Valuation Date coinciding with the end of the Plan Year, the Employer shall prepare a statement for each Participant showing the additions to and subtractions from his or her account since the last such statement and the fair market value of his or her account as of the current Valuation Date. Employers so choosing may prepare Participant statements for each Valuation Date.
                                ARTICLE VI

                  RETIREMENT BENEFITS AND DISTRIBUTIONS


6.1 Normal Retirement Benefits A Participant shall be entitled to receive the balance held in his or her account from Employer contributions upon attaining Normal Retirement Age or at such earlier dates as the provisions of this Article VI may allow. If the Participant elects to continue working past his or her Normal Retirement Age, he or she will continue as an active Plan Participant and no distribution shall be made to such Participant until his or her actual retirement date unless the employer elects otherwise in the Adoption Agreement, or a minimum distribution is required by law. Settlement shall be made in the normal form, or if elected, in one of the optional forms of payment provided below.

6.2 Early Retirement Benefits If the Employer so provides in the Adoption Agreement, an early retirement benefit will be available to individuals who meet the age and Service requirements. An individual who meets the Early Retirement Age requirements and separates from Service, will become fully vested, regardless of any vesting schedule which otherwise might apply. If a Participant separates from Service before satisfying the age requirements, but after having satisfied the Service requirement, the Participant will be entitled to elect an Early Retirement benefit upon satisfaction of the age requirement.

6.3  Benefits On Termination Of Employment

            (a)     If a Participant terminates employment prior to
               Normal Retirement Age, such Participant shall be entitled to receive the vested balance held in his or her account payable at Normal Retirement Age in the normal form, or if elected, in one of the optional forms of payment provided hereunder. If applicable, the Early Retirement Benefit provisions may be elected. Notwithstanding the preceding sentence, a former Participant may, if allowed in the Adoption Agreement, make application to the Employer requesting early payment of any deferred vested and nonforfeitable benefit due.

            (b)     If a Participant terminates employment, and the
               value of that Participant's vested account balance derived from Employer and Employee contributions is not greater than $3,500, the Participant will receive a lump sum distribution of the value of the entire vested portion of such account balance and the non-vested portion will be treated as a forfeiture. For purposes of this Article, if the value of a Participant's Vested Account Balance is zero, the Participant shall be deemed to have received a distribution of such Vested Account Balance. For Plan Years beginning prior to 1989, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions. Notwithstanding the above, if the Employer maintains or has maintained a policy of not distributing any amounts until the Participant's Normal Retirement Age, the Employer can continue to uniformly apply such policy.

            (c)     If  a Participant terminates employment with  a
               vested account balance derived from Employer and Employee contributions in excess of $3,500, and elects (with his or her Spouse's consent, if required) to receive 100% of the value of his or her Vested Account Balance in a lump sum, the non-vested portion will be treated as a forfeiture. The Participant (and his or her Spouse, if required) must consent to any distribution, when the Vested Account Balance described above exceeds $3,500 or if at the time of any prior distribution it exceeded $3,500. For purposes of this paragraph, for Plan Years beginning prior to 1989, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions.

            (d)      Distribution  of  less  than   100%   of   the
               Participant's Vested Account Balance shall only be permitted if the Participant is fully vested upon termination of employment.

            (e)      If  a  Participant  who  is  not  100%  vested
               receives  or  is  deemed to receive  a  distribution
               pursuant to this paragraph and resumes employment covered under this Plan, the Participant shall have the right to repay to the Plan the full amount of the distribution attributable to Employer contributions on or before the earlier of the date that the Participant incurs five consecutive one-year Breaks in Service following the date of distribution or five years after the first date on which the Participant is subsequently reemployed. In such event, the Participant's account shall be restored to the value thereof at the time the distribution was made and may further be increased by the Plan's income and investment gains and/or losses on the undistributed amount from the date of distribution to the date of repayment.

            (f)     A  Participant shall also have the  option,  to
               postpone payment of his or her Plan benefits until the first day of April following the calendar year in which he or she attains age 70-1/2. Any balance of a Participant's account resulting from his or her Employee contributions not previously withdrawn, if any, may be withdrawn by the Participant immediately following separation from Service.

            (g)      If  a  Participant  ceases  to  be  an  active
               Employee as a result of a Disability as defined at paragraph 1.21, such Participant shall be able to make an application for a disability retirement benefit payment. The Participant's account balance will be deemed "immediately distributable" as set forth in paragraph 6.4, and will be fully vested pursuant to paragraph 9.2.

6.4  Restrictions On Immediate Distributions

            (a)     An account balance is immediately distributable
               if any part of the account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of the Normal Retirement Age or age 62.

            (b)     If  the value of a Participant's Vested Account
               Balance derived from Employer and Employee Contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and his or her Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Spouse shall be obtained in writing within the 90-day period ending on the Annuity Starting Date, which is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.

            (c)      Notwithstanding   the  foregoing,   only   the
               Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor
               Annuity is not required with respect to the Participant pursuant to paragraph 8.7 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code
               Section 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another Defined Contribution Plan [other than an employee stock ownership plan as defined in Code Section 4975(e)(7)] within the same controlled group.

            (d)     For  purposes  of determining the applicability
               of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after 1988, the Participant's Vested Account Balance shall not include amounts attributable to Qualified Voluntary Contributions.

6.5 Normal Form Of Payment The normal form of payment for a profit-sharing plan satisfying the requirements of paragraph 8.7 hereof shall be a lump sum with no option for annuity payments. For all other plans, the normal form of payment hereunder shall be a Qualified Joint and Survivor Annuity as provided under Article VIII. A Participant whose Vested Account Balance derived from Employer and Employee contributions exceeds $3,500, or if at the time of any prior distribution it exceeded $3,500, shall (with the consent of his or her Spouse) have the right to receive his or her benefit in a lump sum or in monthly, quarterly, semi-annual or annual payments from the Fund over any period not extending beyond the life expectancy of the Participant and his or her Beneficiary. For purposes of this paragraph, for Plan Years prior to 1989, a Participant's Vested Account Balance shall not include Qualified Voluntary Contributions. The normal form of payment shall be automatic, unless the Participant files a written request with the Employer prior to the date on which the benefit is automatically payable, electing a lump sum or installment payment option. No amendment to the Plan may eliminate one of the optional distribution forms listed above.

6.6  Commencement Of Benefits

            (a)      Unless   the  Participant  elects   otherwise,
               distribution of benefits will begin no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                 (1)     the  Participant attains age  65  (or
                    normal retirement age if earlier),

                 (2)     the tenth anniversary of the year  in
                    which     the     Participant    commenced
                    participation in the Plan, or

                 (3)     the  Participant  terminates  Service
                    with the Employer.

            (b)     Notwithstanding the foregoing, the failure of a
               Participant and Spouse (if necessary) to consent to a distribution while a benefit is immediately distributable, within the meaning of paragraph 6.4 hereof, shall be deemed an election to defer commencement of payment of any benefit sufficient to satisfy this paragraph.

6.7 Claims Procedures Upon retirement, death, or other severance of employment, the Participant or his or her representative may make application to the Employer requesting payment of benefits due and the manner of payment. If no application for benefits is made, the Employer shall automatically pay any vested benefit due hereunder in the normal form at the time prescribed at paragraph 6.4. If an application for benefits is made, the Employer shall accept, reject, or modify such request and shall notify the Participant in writing setting forth the response of the Employer and in the case of a denial or modification the Employer shall:

            (a)     state  the specific reason or reasons  for  the
               denial,

            (b)     provide  specific reference to  pertinent  Plan
               provisions on which the denial is based,

            (c)      provide   a   description  of  any  additional
               material or information necessary for the Participant or his representative to perfect the claim and an explanation of why such material or information is necessary, and

            (d)     explain  the  Plan's claim review procedure  as
               contained in this Plan.

In the event the request is rejected or modified, the Participant or his or her representative may within 60 days following receipt by the Participant or representative of such rejection or modification, submit a written request for review by the Employer of its initial decision. Within 60 days following such request for review, the Employer shall render its final decision in writing to the Participant or representative stating specific reasons for such decision. If the Participant or representative is not satisfied with the Employer's final decision, the Participant or representative can institute an action in a federal court of competent jurisdiction; for this purpose, process would be served on the Employer.

6.8 In-Service Withdrawals An Employee may withdraw all or any part of the fair market value of his or her Mandatory Contributions, Voluntary Contributions, Qualified Voluntary Contributions, Rollover Contributions, or Transfer Contributions upon written request to the Employer. Transfer contributions which originate from a Plan meeting the safe-harbor provisions of paragraph 8.7 may also be withdrawn by an Employee upon written request to the Employer. Transfer Contributions not meeting the safe-harbor provisions may only be withdrawn upon retirement, death, Disability, termination or termination of the Plan and will be subject to Spousal consent requirements contained in Code Sections 411(a)(11) and 417. Such request shall include the Participant's address, social security number, birthdate, and amount of the withdrawal. If at the time a distribution of Qualified Voluntary Contributions is received the Participant has not attained age 59-1/2 and is not disabled, as defined at Code Section 22(e)(3), the Participant will be subject to a federal income tax penalty, unless the distribution is rolled over to a qualified plan or individual retirement plan within 60 days of the date of distribution. A Participant may withdraw all or any part of the fair market value of his or her pre-1987 Voluntary Contributions with or without withdrawing the earnings attributable thereto. Post-1986 Voluntary Contributions may only be withdrawn along with a portion of the earnings thereon. The amount of the earnings to be withdrawn is determined by using the formula: DA [1-(V , V+E)], where DA is the distribution amount, V is the amount of Voluntary Contributions and V+E is the amount of Voluntary Contributions plus the earnings attributable thereto. A Participant withdrawing his or her other contributions prior to attaining age 59-1/2, will be subject to a federal tax penalty to the extent that the withdrawn amounts are includible in income. Unless the Employer provides otherwise in the Adoption Agreement, any Participant in a profit-sharing plan who is 100% fully vested in his or her Employer contributions may, if permitted by the Employer in the Adoption Agreement, withdraw all or any part of the fair market value of any of such contributions that have been in the account at least two years, plus the investment earnings thereon, without separation from Service. Such distributions shall not be eligible for redeposit to the Fund. A withdrawal under this paragraph shall not prohibit such Participant from sharing in any future Employer contribution he or she would otherwise be eligible to share in. A request to withdraw amounts pursuant to this paragraph must if applicable, be consented to by the Participant's Spouse. The consent shall comply with the requirements of paragraph 6.4 relating to immediate distributions. Elective Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or his or her beneficiary or beneficiaries, in accordance with such Participant's or beneficiary's or beneficiaries' election, earlier than upon separation from Service, death, or Disability. Such amounts may also be distributed upon:

            (a)       Termination   of   the   Plan   without   the
               establishment of another Defined Contribution Plan.

            (b)      The   disposition  by  a  corporation  to   an
               unrelated corporation of substantially all of the assets [within the meaning of Code Section 409(d)(2)] used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

            (c)      The   disposition  by  a  corporation  to   an
               unrelated entity of such corporation's interest in a subsidiary [within the meaning of Code Section 409(d)(3)] if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

            (d)    The attainment of age 59-1/2.

            (e)     The Hardship of the Participant as described in
               paragraph 6.9.

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the Spousal and Participant consent requirements, if applicable, contained in Code Sections 401(a)(11) and 417.
6.9 Hardship Withdrawal If permitted by the Trustee/Custodian and the Employer in the Adoption Agreement, a Participant may request a Hardship withdrawal prior to attaining age 59-1/2. If the Participant has not attained age 59-1/2, the Participant may be subject to a federal income tax penalty. Such request shall be in writing to the Employer who shall have sole authority to authorize a Hardship withdrawal, pursuant to the rules below. Hardship withdrawals may include Elective Deferrals regardless of when contributed and any earnings accrued and credited thereon as of the last day of the Plan Year ending before July 1, 1989 and Employer related contributions plus the investment earnings thereon to the extent vested. Qualified Matching Contributions, Qualified Non-Elective Contributions and Elective Deferrals reclassified as Voluntary Contributions plus the investment earnings thereon are not available for Hardship withdrawal prior to age 59-1/2 to the extent that they were credited to the Participant's account as of the last day of the Plan Year ending prior to July 1, 1989. The Plan Administrator may limit withdrawals to Elective Deferrals and the earnings thereon as stipulated above. Hardship withdrawals are subject to the Spousal consent requirements contained in Code Sections 401(a)(11) and
417.  Only the following reasons are valid to obtain Hardship withdrawal:

            (a)     medical  expenses [within the  meaning  of  Code
               Section 213(d)] incurred or necessary for the medical care of the Participant, his or her Spouse, children and other dependents,

            (b)     the  purchase (excluding mortgage  payments)  of
               the principal residence for the Participant,

            (c)      payment  of  tuition  and  related  educational
               expenses for the next twelve months of post-secondary education for the Participant, his or her Spouse, children or other dependents, or

            (d)     the  need  to  prevent eviction of the  Employee
               from or a foreclosure on the mortgage of, the Employee's principal residence.

Furthermore, the following conditions must be met in order for a withdrawal to be authorized:

            (e)     the  Participant has obtained all distributions,
               other than Hardship distributions, and all nontaxable loans under all plans maintained by the Employer,

            (f)     all plans maintained by the Employer, other than
               flexible   benefit  plans  under  Code  Section   125
               providing for current benefits, provide that the Employee's Elective Deferrals and Voluntary Contributions will be suspended for twelve months after the receipt of the Hardship distribution,

            (g)     the  distribution is not in excess of the amount
               of the immediate and heavy financial need [(a) through (d)] above, including amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from the distribution, and

            (h)     all  plans  maintained by the Employer  provide
               that an Employee may not make Elective Deferrals for the Employee's taxable year immediately following the taxable year of the Hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year, less the amount of such Employee's pre-tax contributions for the taxable year of the Hardship distribution.

If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100% of the account balance derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the account:

            (i)     a  separate account will be established for the
               Participant's interest in the      Plan  as  of  the
               time of the distribution, and

            (j)      at   any   relevant  time  the   Participant's
               nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

                        X = P [AB + (R X D)] - (R X D)

For purposes of applying the formula: "P" is the nonforfeitable percentage at the relevant time, "AB" is the account balance at the relevant time, "D" is the amount of the distribution and "R" is the ratio of the account balance at the relevant time to the account balance after distribution.

                          ARTICLE VII

                       DISTRIBUTION REQUIREMENTS


7.1 Joint And Survivor Annuity Requirements All distributions made under the terms of this Plan must comply with the provisions of Article VIII including, if applicable, the safe harbor provisions thereunder.

7.2 Minimum Distribution Requirements All distributions required under this Article shall be determined and made in accordance with the minimum distribution requirements of Code Section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental benefit rules found at Regulations Section 1.401(a)(9)-2. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date. Life expectancy and joint and last survivor life expectancy are computed by using the expected return multiples found in Tables V and VI of Regulations Section 1.72-9.

7.3 Limits On Distribution Periods As of the First Distribution Calendar Year, distributions if not made in a single-sum may only be made over one of the following periods (or a combination thereof):

            (a)    the life of the Participant,

            (b)      the   life  of  the  Participant  and   a
               Designated Beneficiary,

            (c)     a  period certain not extending beyond the
               life expectancy of the Participant, or

            (d)     a  period certain not extending beyond the
               joint and last survivor expectancy of the Participant and a Designated Beneficiary.

7.4  Required Distributions On Or After The Required Beginning Date

            (a)     If a Participant's benefit is to be distributed
               over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (2) a period not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the First Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's benefit by the Applicable Life Expectancy.

            (b)     For  calendar years beginning before  1989,  if
               the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must have assured that at least 50% of the Present Value of the amount available for distribution was to be paid within the life expectancy of the Participant.

            (c)     For  calendar years beginning after  1988,  the
               amount to be distributed each year, beginning with distributions for the First Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of
               (1) the Applicable Life Expectancy or (2) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Regulations Section 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy as the relevant divisor without regard to Regulations Section 1.401(a)(9)-2.

            (d)      The  minimum  distribution  required  for  the
               Participant's First Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

            (e)     If the Participant's benefit is distributed  in
               the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder.

            (f)     For  purposes of determining the amount of  the
               required distribution for each Distribution Calendar Year, the account balance to be used is the account balance determined as of the last valuation preceding the Distribution Calendar Year. This balance will be increased by the amount of any contributions or forfeitures allocated to the account balance after the Valuation Date in such preceding calendar year. Such balance will also be decreased by distributions made after the Valuation Date in such preceding Calendar Year.

            (g)     For  purposes  of subparagraph 7.4(f),  if  any
               portion of the minimum distribution for the First Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

7.5  Required Beginning Date

            (a)     General Rule.  The Required Beginning Date of a
               Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

            (b)     Transitional  Rules.   The  Required  Beginning
               Date of a Participant who attains age 70-1/2 before 1988, shall be determined in accordance with (1) or
               (2) below:

                 (1)       Non-five   percent   owners.    The
                    Required  Beginning Date of a  Participant
                    who  is  not a five-percent owner  is  the
                    first  day  of April of the calendar  year
                    following  the calendar year in which  the
                    later  of retirement or attainment of  age
                    70-1/2   occurs.   In  the   case   of   a
                    Participant  who  is  not  a  five-percent
                    owner  who attains age 70-1/2 during  1988
                    and   who   has   not   retired   as    of
                    January  1,  1989, the Required  Beginning
                    Date is April 1, 1990.

                 (2)     Five-percent  owners.   The  Required
                    Beginning Date of a Participant who  is  a
                    five-percent   owner   during   any   year
                    beginning after 1979, is the first day of April following the later of:

                      (i)     the  calendar year in which
                         the   Participant  attains   age
                         70-1/2, or

                      (ii)    the earlier of the calendar
                         year  with or within which  ends
                         the   Plan  Year  in  which  the
                         Participant      becomes       a
                         five-percent   owner,   or   the
                         calendar   year  in  which   the
                         Participant retires.

            (c)     A  Participant  is  treated as  a  five-percent
               owner for purposes of this Paragraph if such Participant is a five-percent owner as defined in Code Section 416(i) (determined in accordance with Code Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.

            (d)     Once distributions have begun to a five-percent
               owner under this paragraph, they must continue to be distributed, even if the Participant ceases to be a five-percent owner in a subsequent year.

7.6  Transitional Rule

            (a)     Notwithstanding the other requirements of this
               Article and subject to the requirements of Article VIII, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a five-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                 (1)     The distribution by the Trust is  one
                    which would not have disqualified such Trust under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

                 (2)     The  distribution  is  in  accordance
                    with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a beneficiary of such Employee.

                 (3)     Such designation was in writing,  was
                    signed by the Employee or the beneficiary, and was made before 1984.

                 (4)     The  Employee had accrued  a  benefit
                    under the Plan as of December 31, 1983.

                 (5)     The method of distribution designated
                    by   the   Employee  or  the   beneficiary
                    specifies  the time at which  distribution
                    will   commence,  the  period  over  which
                    distributions  will be made,  and  in  the
                    case   of   any  distribution   upon   the
                    Employee's death, the beneficiaries of the Employee listed in order of priority.

            (b)     A  distribution upon death will not be  covered
               by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

            (c)     For  any  distribution which  commences  before
               1984, but continues after 1983, the Employee or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subparagraphs (a)(1) and (5) above.

            (d)     If  a  designation is revoked,  any  subsequent
               distribution must satisfy the requirements  of  Code
               Section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the regulations thereunder, but for the section 242(b)(2) election of the Tax Equity and Fiscal Responsibility Act of 1982. For calendar years beginning after 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of the Regulations shall apply.

7.7 Designation Of Beneficiary For Death Benefit Each Participant shall file a written designation of beneficiary with the Employer upon qualifying for participation in this Plan. Such designation shall remain in force until revoked by the Participant by filing a new beneficiary form with the Employer. The Participant may elect to have a portion of his or her account balance invested in an insurance contract. If an insurance contract is purchased under the Plan, the Trustee must be named as beneficiary under the terms of the contract. However, the Participant shall designate a beneficiary to receive the proceeds of the contract after settlement is received by the Trustee. Under a profit-sharing plan satisfying the requirements of paragraph 8.7, the Designated Beneficiary shall be the Participant's Surviving Spouse, if any, unless such Spouse properly consents otherwise.

7.8 Nonexistence Of Beneficiary Any portion of the amount payable hereunder which is not disposed of because of the Participant's or former Participant's failure to designate a beneficiary, or because all of the Designated Beneficiaries predeceased the Participant, shall be paid to his or her Spouse. If the Participant had no Spouse at the time of death, payment shall be made to the personal representative of his or her estate in a lump sum.

7.9 Distribution Beginning Before Death If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

7.10 Distribution Beginning After Death If the Participant dies before distribution of his or her interest begins, distribution of the
Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

            (a)      If   any  portion  of  the  Participant's
               interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

            (b)      If  the  Designated  Beneficiary  is  the
               Participant's   Surviving  Spouse,   the   date
               distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died or
               (2) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

If the Participant has not made an election pursuant to this paragraph 7.10 by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, then distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

For purposes of this paragraph if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of this paragraph with the exception of paragraph (b) therein, shall be applied as if the Surviving Spouse were the Participant. For the purposes of this paragraph and paragraph 7.9, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if the preceding sentence is applicable, the date distribution is required to begin to the Surviving Spouse). If distribution in the form of an annuity described in paragraph 7.4(e) irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

For purposes of paragraph 7.9 and this paragraph, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child attains the age of majority.

7.11 Distribution Of Excess Elective Deferrals

            (a)     Notwithstanding  any  other  provision  of  the
               Plan, Excess Elective Deferrals plus any income and minus any loss allocable thereto, shall be distributed no later than April 15, 1988, and each April 15 thereafter, to Participants to whose accounts Excess Elective Deferrals were allocated for the preceding taxable year, and who claim Excess Elective Deferrals for such taxable year. Excess
               Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer. Furthermore, a Participant who participates in another plan allowing Elective Deferrals may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant, by notifying the Plan Administrator of the amount of the Excess Elective Deferrals to be assigned.

            (b)     Furthermore, a Participant who participates  in
               another plan allowing Elective Deferrals may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant, by notifying the Plan Administrator of the amount of the Excess Elective Deferrals to be assigned. The Participant's claim shall be in writing; shall be submitted to the Plan Administrator not later than March 1 of each year; shall specify the amount of the Participant's Excess Elective Deferrals for the preceding taxable year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k) [Simplified Employee Pensions], or 403(b) [annuity programs for public schools and charitable organizations] will exceed the $7,000 limit as adjusted under Code Section
               415(d) imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred.

            (c)     Excess Elective Deferrals shall be adjusted for
               any income or loss up to the end of the taxable year, during which such excess was deferred. Income or loss will be calculated under the method used to calculate investment earnings and losses elsewhere in the Plan.

            (d)     If the Participant receives a return of his  or
               her Elective Deferrals, the amount of such contributions which are returned must be brought into the Employee's taxable income.

7.12 Distributions of Excess Contributions

            (a)     Notwithstanding  any other  provision  of  this
               Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions of Participants who are subject to the Family Member aggregation rules of Code Section 414(q)(6) shall be allocated among the Family Members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each Family Member that is combined to determine the Average Deferral Percentage.

            (b)     Excess  Contributions  (including  the  amounts
               recharacterized)   shall  be   treated   as   Annual
               Additions under the Plan.

            (c)     Excess Contributions shall be adjusted for  any
               income or loss up to the end of the Plan Year. Income or loss will be calculated under the method used to calculate investment earnings and losses elsewhere in the Plan.

            (d)     Excess Contributions shall be distributed  from
               the Participant's Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-Elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account.

7.13 Distribution Of Excess Aggregate Contributions

            (a)     Notwithstanding  any other  provision  of  this
               Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the Family Member aggregation rules of Code
               Section 414(q)(6) in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than two and one-half months after the last day of the Plan Year in which such excess amounts arose, a ten percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate
               Contributions shall be treated as Annual Additions under the Plan.

            (b)      Excess   Aggregate  Contributions   shall   be
               adjusted for any income or loss up to the end of the Plan Year. The income or loss allocable to Excess Aggregate Contributions is the sum of income or loss for the Plan Year allocable to the Participant's Voluntary Contribution account, Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-Elective Contribution account and Elective Deferral account. Income or loss will be calculated under the method used to calculate investment earnings and losses elsewhere in the Plan.

               (c)  Forfeitures  of Excess Aggregate  Contributions
               may either be reallocated to the accounts of non-Highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer in the Adoption Agreement.

            (d)      Excess   Aggregate  Contributions   shall   be
               forfeited if such amount is not vested. If vested, such excess shall be distributed on a pro-rata basis from the Participant's Voluntary Contribution account (and, if applicable, the Participant's Qualified Non-Elective Contribution account, Matching Contribution account, Qualified Matching Contribution account, or Elective Deferral account, or both).

7.14 Escheat In the event any Vested Account Balance is unclaimed and the Plan Administrator is unable to determine the whereabouts of the Participant, beneficiary or any other person whose benefits from the Plan are due, within three years from the date such benefit would otherwise be payable, such Vested Account Balance shall be forfeited and revert to and become part of the Trust upon written direction of the Plan Administrator; provided, however, such unclaimed benefits shall be reinstated from earnings and forfeitures, and Employer Contributions designated for that purpose if the claimant to whom such benefit is due and owing subsequently makes written application to the Plan Administrator. The Plan Administrator also reserves the right, with the consent of the
Trustee/Custodian, to direct the Trustee/Custodian to dispose of any unclaimed benefits under the escheat statutes of the applicable state law, as defined in Article XVI.

                                 ARTICLE VIII

                   JOINT AND SURVIVOR ANNUITY REQUIREMENTS

8.1 Applicability Of Provisions The provisions of this Article shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984 and such other Participants as provided in paragraph 8.8.

8.2 Payment Of Qualified Joint And Survivor Annuity Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Early Retirement Age under the Plan.

8.3 Payment Of Qualified Pre-Retirement Survivor Annuity Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before benefits have commenced then the Participant's vested account balance shall be paid in the form of an annuity for the life of the Surviving Spouse. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

A Participant who does not meet the age 35 requirement set forth in the Election Period as of the end of any current Plan Year may make a special Qualified Election to waive the qualified pre-retirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the qualified pre-retirement survivor annuity in such terms as are comparable to the explanation required under paragraph 8.5. Qualified pre-retirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Article.

8.4 Qualified Election A Qualified Election is an election to either waive a Qualified Joint and Survivor Annuity or a qualified pre-retirement survivor annuity. Any such election shall not be effective unless:

            (a)     the Participant's Spouse consents in writing to
               the election;

            (b)     the election designates a specific beneficiary,
               including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

            (c)     the Spouse's consent acknowledges the effect of
               the election; and

            (d)     the  Spouse's consent is witnessed  by  a  Plan
               representative or notary public.

Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of the Plan Administrator that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in paragraphs
8.5 and 8.6 below.

8.5 Notice Requirements For Qualified Joint And Survivor Annuity In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall, no less than 30 days and no more than 90 days prior to the Annuity Starting date, provide each Participant a written explanation of:

            (a)     the  terms  and conditions of a Qualified  Joint
               and Survivor Annuity;

            (b)     the  Participant's right to make and the  effect
               of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

            (c)    the rights of a Participant's Spouse; and

            (d)      the  right  to  make,  and  the  effect  of,  a
               revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

8.6  Notice Requirements For Qualified Pre-Retirement Survivor Annuity   In
the case of a qualified pre-retirement survivor annuity as described in paragraph 8.3, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the qualified pre-retirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of paragraph 8.5 applicable to a Qualified Joint and Survivor Annuity. The applicable period for a Participant is whichever of the following periods ends last:

            (a)     the period beginning with the first day of  the
               Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

            (b)     a reasonable period ending after the individual
               becomes a Participant;

            (c)     a  reasonable period ending after this  Article
               first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in the case of a Participant who separates from Service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the events described in (b) and (c) is the end of the two-year period beginning one-year prior to the date the applicable event occurs, and ending one-year after that date. In the case of a Participant who separates from Service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant subsequently returns to employment with the Employer, the applicable period for such Participant shall be re-determined.

8.7  Special Safe-Harbor Exception For Certain Profit-Sharing Plans

            (a)     This paragraph shall apply to a Participant  in
               a profit-sharing plan, and to any distribution, made on or after the first day of the first Plan Year beginning after 1988, from or under a separate account attributable solely to Qualified Voluntary contributions, as maintained on behalf of a
               Participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied:

                 (1)     the  Participant does not  or  cannot
                    elect payments in the form of a life annuity; and

                 (2)     on  the  death of a Participant,  the
                    Participant's Vested Account Balance  will
                    be  paid  to  the Participant's  Surviving
                    Spouse,  but  if  there  is  no  Surviving
                    Spouse,  or  if the Surviving  Spouse  has
                    consented  in  a  manner conforming  to  a
                    Qualified    Election,   then    to    the
                    Participant's Designated Beneficiary.

              The  Surviving  Spouse may elect to have distribution
               of  the  Vested Account Balance commence within  the
               90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the
               Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. These safe-harbor rules shall not be operative with respect to a Participant in a profit-sharing plan if that plan is a direct or indirect transferee of a Defined Benefit Plan, money purchase plan, a target benefit plan, stock bonus plan, or profit-sharing plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) and Code
               Section 417, and would therefore have a Qualified Joint and Survivor Annuity as its normal form of benefit.

            (b)     The  Participant  may waive the  spousal  death
               benefit described in this paragraph at any time provided that no such waiver shall be effective unless it satisfies the conditions (described in paragraph 8.4) that would apply to the Participant's waiver of the qualified pre-retirement survivor annuity.

            (c)     If  this  paragraph 8.7 is operative, then  all
               other   provisions  of  this  Article   other   than
               paragraph 8.8 are inoperative.

8.8   Transitional  Joint  And Survivor Annuity Rules   Special  transition
rules apply to Participants who were not receiving benefits on August 23, 1984.

            (a)     Any  living Participant not receiving  benefits
               on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous paragraphs of this Article, must be given the opportunity to elect to have the prior paragraphs of this Article apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976 and such Participant had at least ten Years of Service for vesting purposes when he or she separated from Service.

            (b)     Any  living Participant not receiving  benefits
               on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with paragraph 8.9.

            (c)      The  respective  opportunities  to  elect  [as
               described in (a) and (b) above] must be afforded to the appropriate Participants during the period commencing on August 23, 1984 and ending on the date benefits would otherwise commence to said Participants.

8.9 Automatic Joint And Survivor Annuity And Early Survivor Annuity Any Participant who has elected pursuant to paragraph 8.8(b) and any
Participant who does not elect under paragraph 8.8(a) or who meets the requirements of paragraph 8.8(a), except that such Participant does not have at least ten years of vesting Service when he or she separates from Service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity.

            (a)      Automatic  Joint  and  Survivor  Annuity.   If
               benefits in the form of a life annuity become payable to a married Participant who:

                 (1)     begins to receive payments under  the
                    Plan on or after Normal Retirement Age, or

                 (2)     dies  on  or after Normal  Retirement
                    Age while still working for the Employer, or

                 (3)     begins  to  receive  payments  on  or
                    after the Qualified Early Retirement Age, or

                 (4)     separates  from Service on  or  after
                    attaining   Normal  Retirement   (or   the
                    Qualified Early Retirement Age) and  after
                    satisfying  the  eligibility  requirements
                    for the payment of benefits under the Plan
                    and  thereafter dies before  beginning  to
                    receive  such benefits, then such benefits
                    will  be received under this Plan  in  the
                    form  of  a  Qualified Joint and  Survivor
                    Annuity,   unless   the  Participant   has
                    elected   otherwise  during  the  Election
                    Period.  The Election Period must begin at
                    least  6  months  before  the  Participant
                    attains Qualified Early Retirement Age and
                    end  not  more  than 90  days  before  the
                    commencement  of benefits.   Any  election
                    will be in writing and may be changed by the Participant at any time.

            (b)      Election   of  Early  Survivor   Annuity.    A
               Participant  who  is  employed after  attaining  the
               Qualified Early Retirement Age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of:

                 (1)     the  90th  day before the Participant
                    attains  the  Qualified  Early  Retirement
                    Age, or

                 (2)      the   date  on  which  participation
                    begins,   and   ends  on  the   date   the
                    Participant terminates employment.

               and ends on the date the Participant terminates employment.
8.10 Annuity Contracts Any annuity contract distributed under this Plan must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

                                ARTICLE IX

                                 VESTING


9.1 Employee Contributions A Participant shall always have a 100% vested and nonforfeitable interest in his or her Elective Deferrals, Voluntary Contributions, Qualified Voluntary Contributions, Rollover Contributions, and Transfer Contributions plus the earnings thereon. No forfeiture of Employer related contributions (including any minimum contributions made under paragraph 14.2) will occur solely as a result of an Employee's withdrawal of any Employee contributions.

9.2 Employer Contributions A Participant shall acquire a vested and nonforfeitable interest in his or her account attributable to Employer contributions in accordance with the table selected in the Adoption Agreement, provided that if a Participant is not already fully vested, he or she shall become so upon attaining Normal Retirement Age, Early Retirement Age, on death prior to normal retirement, on retirement due to Disability, or on termination of the Plan.

9.3 Computation Period The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions shall be determined by the Employer in the Adoption Agreement. In the event a former Participant with no vested interest in his or her Employer contribution account requalifies for participation in the Plan after incurring a Break in Service, such Participant shall be credited for vesting with all pre-break and post-break Service.

9.4 Requalification Prior To Five Consecutive One-Year Breaks In Service The account balance of such Participant shall consist of any undistributed amount in his or her account as of the date of re-employment plus any future contributions added to such account plus the investment earnings on the account. The Vested Account Balance of such Participant shall be determined by multiplying the Participant's account balance (adjusted to include any distribution or redeposit made under paragraph 6.3) by such Participant's vested percentage. All Service of the Participant, both prior to and following the break, shall be counted when computing the Participant's vested percentage.

9.5 Requalification After Five Consecutive One-Year Breaks In Service If such Participant is not fully vested upon re-employment, a new account shall be established for such Participant to separate his or her deferred vested and nonforfeitable account, if any, from the account to which new allocations will be made. The Participant's deferred account to the extent remaining shall be fully vested and shall continue to share in earnings and losses of the Fund. When computing the Participant's vested portion of the new account, all pre-break and post-break Service shall be counted. However, notwithstanding this provision, no such former Participant who has had five consecutive one-year Breaks in Service shall acquire a larger vested and nonforfeitable interest in his or her prior account balance as a result of requalification hereunder.

9.6 Calculating Vested Interest A Participant's vested and nonforfeitable interest shall be calculated by multiplying the fair market value of his or her account attributable to Employer contributions on the Valuation Date preceding distribution by the decimal equivalent of the vested percentage as of his or her termination date. The amount attributable to Employer contributions for purposes of the calculation includes amounts previously paid out pursuant to paragraph 6.3 and not repaid. The Participant's vested and nonforfeitable interest, once calculated above, shall be reduced to reflect those amounts previously paid out to the Participant and not repaid by the Participant. The Participant's vested and nonforfeitable interest so determined shall continue to share in the investment earnings and any increase or decrease in the fair market value of the Fund up to the Valuation Date preceding or coinciding with payment.

9.7 Forfeitures Any balance in the account of a Participant who has separated from Service to which he or she is not entitled under the foregoing provisions, shall be forfeited and applied as provided in the Adoption Agreement. A forfeiture may only occur if the Participant has received a distribution from the Plan or if the Participant has incurred five consecutive 1-year Breaks in Service. Furthermore, a Highly Compensated Employee's Matching Contributions may be forfeited, even if vested, if the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions.

9.8 Amendment Of Vesting Schedule No amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective. Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. For Participants who do not have at least one Hour of Service in any Plan Year beginning after 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

            (a)    60 days after the amendment is adopted;

            (b)     60  days after the amendment becomes effective;
               or

            (c)     60 days after the Participant is issued written
               notice of the amendment by the Employer or the Trustee/Custodian. If the Trustee/Custodian is asked to so notify, the Fund will be charged for the costs thereof.

No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Code Section 412(c)(8) (relating to financial hardships). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

9.9 Service With Controlled Groups All Years of Service with other members of a controlled group of corporations [as defined in Code Section 414(b)], trades or businesses under common control [as defined in Code
Section 414(c)], or members of an affiliated service group [as defined in Code Section 414(m)] shall be considered for purposes of determining a Participant's nonforfeitable percentage.

                                ARTICLE X

                        LIMITATIONS ON ALLOCATIONS
                      AND ANTIDISCRIMINATION TESTING

10.1 Participation In This Plan Only If the Participant does not participate in and has never participated in another qualified plan, a Welfare Benefit Fund (as defined in paragraph 1.89) or an individual medical account, as defined in Code Section 415(l)(2), maintained by the adopting Employer, which provides an Annual Addition as defined in paragraph 1.4, the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

10.2 Disposition Of Excess Annual Additions If, pursuant to paragraph 10.1 or as a result of the allocation of forfeitures, there is an Excess Amount, the excess will be disposed of under one of the following methods as determined in the Adoption Agreement. If no election is made in the Adoption Agreement then method "(a)" below shall apply.

     (a)  Suspense Account Method

                 (1)       Any    Elective    Deferrals    and
                    nondeductible      Employee      Voluntary
                    Contributions   or   Required    Voluntary
                    Contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant;

                 (2)     If after the application of paragraph
                    (1) an Excess Amount still exists, and the
                    Participant is covered by the Plan at  the
                    end  of  the  Limitation Year, the  Excess
                    Amount  in the Participant's account  will
                    be  used  to reduce Employer contributions
                    (including  any allocation of forfeitures)
                    for   such   Participant   in   the   next
                    Limitation   Year,  and  each   succeeding
                    Limitation Year if necessary;

                 (3)     If after the application of paragraph
                    (1) an Excess Amount still exists, and the
                    Participant is not covered by the Plan  at
                    the end of the Limitation Year, the Excess
                    Amount  will  be  held  unallocated  in  a
                    suspense  account.  The  suspense  account
                    will  be applied to reduce future Employer
                    contributions (including allocation of any
                    forfeitures)     for     all     remaining
                    Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

                 (4)     If a suspense account is in existence
                    at  any  time  during the Limitation  Year
                    pursuant  to this paragraph, it  will  not
                    participate    in   the   allocation    of
                    investment   gains  and  losses.    If   a
                    suspense  account is in existence  at  any
                    time  during a particular Limitation Year,
                    all  amounts in the suspense account  must
                    be    allocated    and   reallocated    to
                    Participants' accounts before any Employer
                    contributions     or     any      Employee
                    Contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

         (b)  Spillover Method

                 (1)       Any    Elective    Deferrals    and
                    nondeductible   Employee   Voluntary    or
                    Required Voluntary Contributions,  to  the
                    extent   they  would  reduce  the   Excess
                    Amount,   will   be   returned   to    the
                    Participant;

                 (2)     Any  Excess  Amount  which  would  be
                    allocated  to the account of an individual
                    Participant  under  the Plan's  allocation
                    formula  will  be  reallocated  to   other
                    Participants in the same manner  as  other
                    Employer    contributions.     No     such
                    reallocation shall be made to the extent that it will result in an Excess Amount being created in such Participant's own account.

                 (3)     To the extent that amounts cannot  be
                    reallocated under (1) above, the  suspense
                    account  provisions  of  (a)  above   will
                    apply.

10.3 Participation In This Plan And Another Master and Prototype Defined Contribution Plan, Welfare Benefit Fund Or Individual Medical Account Maintained By The Employer The Annual Additions which may be credited to a Participant's account under this Plan for any Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other Master or Prototype Defined Contribution Plans, Welfare Benefit Funds, and individual medical accounts as defined in Code Section 415(l)(2), maintained by the Employer, which provide an Annual Addition as defined in paragraph 1.4 for the same Limitation Year. If the Annual Additions, with respect to the Participant under other Defined Contribution Plans and Welfare Benefit Funds maintained by the Employer, are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit Funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in paragraph 10.1. As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

10.4 Disposition Of Excess Annual Additions Under Two Plans If, pursuant to paragraph 10.3 or as a result of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated except that Annual Additions attributable to a Welfare Benefit Fund or Individual Medical Account as defined in Code Section 415(l)(2) will be deemed to have been allocated first regardless of the actual allocation date. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

            (a)     the  total Excess Amount allocated as  of  such
               date, times

            (b)    the ratio of:

                 (1)     the Annual Additions allocated to the
                    Participant for the Limitation Year as of such date under the Plan, to

                 (2)     the  total Annual Additions allocated
                    to the Participant for the Limitation Year
                    as  of  such date under this and  all  the
                    other   qualified  Master   or   Prototype
                    Defined Contribution Plans.

Any Excess Amount attributed to this Plan will be disposed of in the manner described in paragraph 10.2.

10.5 Participation In This Plan And Another Defined Contribution Plan Which Is Not A Master Or Prototype Plan If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with paragraphs 10.3 and 10.4 as though the other plan were a Master or Prototype Plan, unless the Employer provides other limitations in the Adoption Agreement.

10.6 Participation In This Plan And A Defined Benefit Plan If the Employer maintains, or at any time maintained, a qualified Defined Benefit Plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. For any Plan Year during which the Plan is Top-Heavy, the Defined Benefit and Defined Contribution Plan Fractions shall be calculated in accordance with Code Section 416(h). The Annual
Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with the provisions set forth in the Adoption Agreement.

10.7 Average Deferral Percentage (ADP) Test With respect to any Plan Year, the Average Deferral Percentage for Participants who are Highly Compensated Employees and the Average Deferral Percentage for Participants who are non-Highly Compensated Employees must satisfy one of the following tests:

            (a)     Basic  Test  - The Average Deferral  Percentage
               for Participants who are Highly Compensated Employees for the Plan Year is not more than 1.25 times the Average Deferral Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year, or

            (b)      Alternative   Test  -  The  Average   Deferral
               Percentage for Participants who are Highly Compensated Employees for the Plan Year does not exceed the Average Deferral Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year by more than two percentage points provided that the Average Deferral Percentage for Participants who are Highly Compensated Employees is not more than 2.0 times the Average Deferral Percentage for Participants who are non-Highly Compensated Employees.

10.8 Special Rules Relating To Application Of ADP Test

            (a)      The   Actual  Deferral  Percentage   for   any
               Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

            (b)     In  the  event  that  this Plan  satisfies  the
               requirements of Code Sections 401(k), 401(a)(4), or 410(b), only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after 1989, plans may be aggregated in order to satisfy Code
               Section 401(k) only if they have the same Plan Year.

            (c)     For purposes of determining the Actual Deferral
               Percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-Elective Contributions and Qualified Matching Contributions, or both) for the Plan Year of Family Members as defined in paragraph 1.36 of this Plan. Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees. In the event of repeal of the family aggregation rules under Code Section 414(q)(6), all applications of such rules under this Plan will cease as of the effective date of such repeal.

            (d)     For  purposes  of  determining  the  ADP  test,
               Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

            (e)     The  Employer shall maintain records sufficient
               to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

            (f)     The  determination and treatment of the  Actual
               Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

10.9 Recharacterization If the Employer allows for Voluntary Contributions in the Adoption Agreement, a Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Contributions made by that Employee would exceed any stated limit under the Plan on Voluntary Contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof.
Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

10.10 Average Contribution Percentage (ACP) Test If the Employer makes Matching Contributions or if the Plan allows Employees to make Voluntary Contributions the Plan must meet additional nondiscrimination requirements provided under Code Section 401(m). If Employee Contributions (including any Elective Deferrals recharacterized as Voluntary Contributions) are made pursuant to this Plan, then in addition to the ADP test referenced in paragraph 10.7, the Average Contribution Percentage test is also applicable. The Average Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year and the Average Contribution Percentage for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

            (a)      Basic   Test   -   The  Average   Contribution
               Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

            (b)     Alternative Test - The ACP for Participants who
               are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by two , provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are non-Highly
               Compensated  Employees by more than two   percentage
               points.

10.11    Special Rules Relating To Application Of ACP Test

            (a)     If  one  or  more Highly Compensated  Employees
               participate in both a cash or deferred arrangement and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ADP or ACP of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose ADP or ACP is the highest) as set forth in the Adoption Agreement so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the non-Highly Compensated Employees.

            (b)     For  purposes of this Article, the Contribution
               Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code Section 401(a), or arrangements described in
               Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage amounts was made under each Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

            (c)     In  the  event  that  this Plan  satisfies  the
               requirements of Code Sections 401(a)(4), 401(m), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after 1989, plans may be aggregated in order to satisfy Code
               Section 401(m) only if the aggregated plans have the same Plan Year.

            (d)     For  purposes  of determining the  Contribution
               percentage of a Participant who is a five-percent owner or one of the ten most highly-paid, Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members as defined in Paragraph 1.36 of this Plan. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees. In the event of repeal of the family aggregation rules under Code Section 414(q)(6), all applications of such rules under this Plan will cease as of the effective date of such repeal.

            (e)     For  purposes  of determining the  Contribution
               Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

            (f)     The  Employer shall maintain records sufficient
               to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

            (g)      The   determination  and  treatment   of   the
               Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

            (h)     Qualified Matching Contributions and  Qualified
               Non-Elective Contributions used to satisfy the ADP test may not be used to satisfy the ACP test.

                              ARTICLE XI

                                ADMINISTRATION


11.1 Plan Administrator The Employer shall be the named fiduciary and Plan Administrator. These duties shall include:

            (a)     appointing  the  Plan's  attorney,  accountant,
               actuary, or any other party needed to administer the Plan,

            (b)     directing the Trustee/Custodian with respect to
               payments from the Fund,

            (c)     communicating  with Employees  regarding  their
               participation and benefits under the Plan, including the administration of all claims procedures,

            (d)      filing  any  returns  and  reports  with   the
               Internal Revenue Service, Department of Labor, or any other governmental agency,

            (e)     reviewing and approving any financial  reports,
               investment reviews, or other reports prepared by any party appointed by the Employer under paragraph (a),

            (f)     establishing  a funding policy  and  investment
               objectives consistent with the purposes of the Plan and the Employee Retirement Income Security Act of 1974, and

            (g)     construing and resolving any question  of  Plan
               interpretation. The Plan Administrator's interpretation of Plan provisions including eligibility and benefits under the Plan is final, and unless it can be shown to be arbitrary and capricious will not be subject to "de novo" review.

11.2 Trustee/Custodian  The Trustee/Custodian shall be responsible for  the
administration  of  investments  held in  the  Fund.   These  duties  shall
include:

            (a)     receiving contributions under the terms of  the
               Plan,

            (b)      making   distributions  from   the   Fund   in
               accordance with written instructions received from an authorized representative of the Employer, and

            (c)      keeping   accurate  records   reflecting   its
               administration of the Fund and making such records available to the Employer for review and audit. Within 90 days after each Plan Year, and within 90 days after its removal or resignation, the Trustee/Custodian shall file with the Employer an accounting of its administration of the Fund during such year or from the end of the preceding Plan Year to the date of removal or resignation. Such accounting shall include a statement of cash receipts and disbursements since the date of its last accounting and shall contain an asset list showing the fair market value of investments held in the Fund as of the end of the Plan Year. The value of marketable investments shall be determined using the most recent price quoted on a national securities exchange or over the counter market. The value of non-marketable investments shall be determined in the sole judgement of the Trustee/Custodian which determination shall be binding and conclusive. The value of investments in securities or obligations of the Employer in which there is no market shall be determined in the sole judgement of the Employer and the Trustee/Custodian shall have no responsibility with respect to the valuation of such assets. The Employer shall review the Trustee/Custodian's accounting and notify the Trustee/Custodian in the event of its disapproval of the report within 90 days, providing the Trustee/Custodian with a written description of the items in question. The Trustee/Custodian shall have 60 days to provide the Employer with a written explanation of the items in question. If the Employer again disapproves, the Trustee/Custodian shall file its accounting in a court of competent jurisdiction for audit and adjudication.

            (d)      employing  such  agents,  including  but   not
               limited to an investment advisor which may or may not be a subsidiary or an affiliate of the Trustee, attorneys or other professionals as the Trustee may deem necessary or advisable in the performance of its duties.

The Trustee's/Custodian's duties shall be limited to those described above. The Employer shall be responsible for any other administrative duties required under the Plan or by applicable law.

11.3 Administrative Fees And Expenses All reasonable costs, charges and expenses incurred by the Trustee/Custodian in connection with the administration of the Fund and all reasonable costs, charges and expenses incurred by the Plan Administrator in connection with the administration of the Plan (including fees for legal services rendered to the Trustee/Custodian or Plan Administrator) may be paid by the Employer, but if not paid by the Employer when due, shall be paid from the Fund. Such reasonable compensation to the Trustee/Custodian as may be agreed upon from time to time between the Employer and the Trustee/Custodian and such reasonable compensation to the Plan Administrator as may be agreed upon from time to time between the Employer and Plan Administrator may be paid by the Employer, but if not paid by the Employer when due shall be paid by the Fund. The Trustee shall have the right to liquidate trust assets to cover its fees. Notwithstanding the foregoing, no compensation other than reimbursement for expenses shall be paid to a Plan Administrator who is the Employer or a full-time Employee of the Employer. In the event any part of the Trust/Custodial Account becomes subject to tax, all taxes incurred will be paid from the Fund unless the Plan Administrator advises the Trustee/Custodian not to pay such tax.

11.4 Division Of Duties And Indemnification

            (a)     The  Trustee/Custodian shall have the authority
               and discretion to manage and govern the Fund to the extent provided in this instrument, but does not guarantee the Fund in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Fund to meet and discharge all or any liabilities of the Plan.

            (b)     The  Trustee/Custodian shall not be liable  for
               the making, retention or sale of any investment or reinvestment made by it, as herein provided, or for any loss to, or diminution of the Fund, or for any other loss or damage which may result from the discharge of its duties hereunder except to the extent it is judicially determined that the Trustee/Custodian has failed to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims.

            (c)      The  Employer  warrants  that  all  directions
               issued to the Trustee/Custodian by it, the Plan Administrator, an investment manager appointed pursuant to paragraph 13.7, or any other authorized person, will be in accordance with the terms of the Plan and not contrary to the provisions of the Employee Retirement Income Security Act of 1974 and regulations issued thereunder.

            (d)     The  Trustee/Custodian shall not be  answerable
               for any action taken pursuant to any direction, consent, certificate, or other paper or document on the belief that the same is genuine and signed by the proper person. All directions by the Employer, Participant or the Plan Administrator shall be in writing. The Employer shall deliver to the Trustee/Custodian certificates evidencing the individual or individuals authorized to act as set forth in the Adoption Agreement or as the Employer may subsequently inform the Trustee/Custodian in writing and shall deliver to the Trustee/Custodian specimens of their signatures.

            (e)       The    duties   and   obligations   of    the
               Trustee/Custodian   shall  be   limited   to   those
               expressly imposed upon it by this instrument or subsequently agreed upon by the parties.
               Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustee/Custodian, shall rest solely with the Employer.

            (f)     The Trustee/Custodian shall be indemnified  and
               saved harmless by the Employer from and against any and all liability to which the Trustee/Custodian may be subjected, including all expenses reasonably incurred in its defense, for any action or failure to act resulting from compliance with the instructions of the Employer, the Employees or agents of the Employer, the Plan Administrator, or any other fiduciary to the Plan, and for any liability arising from the actions or non-actions of any predecessor Trustee/Custodian or fiduciary or other fiduciaries of the Plan.

            (g)     The  Trustee/Custodian shall not be responsible
               in any way for the application of any payments it is directed to make or for the adequacy of the Fund to meet and discharge any and all liabilities under the Plan.

                             ARTICLE XII

                         TRUST FUND/CUSTODIAL ACCOUNT


12.1  The  Fund   The  Fund shall consist of all contributions  made  under
Article III and Article IV of the Plan and the investment thereof and earnings thereon. All contributions and the earnings thereon less payments made under the terms of the Plan, shall constitute the Fund. The Fund shall be administered as provided in this document.

12.2 Control Of Plan Assets The assets of the Fund or evidence of ownership shall be held by the Trustee/Custodian under the terms of the Plan and Trust/Custodial Account. If the assets represent amounts transferred from another trustee/custodian under a former plan, the
Trustee/Custodian named hereunder shall not be responsible for the propriety of any investment under the former plan.

12.3 Exclusive Benefit Rules No part of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants with a vested interest, and the beneficiary or beneficiaries of deceased Participants having a vested interest in the Fund at death.

12.4 Assignment And Alienation Of Benefits No right or claim to, or interest in, any part of the Fund, or any payment from the Fund, shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind. The Trustee/Custodian shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985 which the Plan attorney and Plan Administrator deem to be qualified.

12.5 Determination Of Qualified Domestic Relations Order (QDRO) A Domestic Relations Order shall specifically state all of the following in order to be deemed a Qualified Domestic Relations Order ("QDRO"):

            (a)     The  name  and last known mailing  address  (if
               any) of the Participant and of each alternate payee covered by the QDRO. However, if the QDRO does not specify the current mailing address of the alternate payee, but the Plan Administrator has independent knowledge of that address, the QDRO will still be valid.

            (b)      The   dollar  amount  or  percentage  of   the
               Participant's benefit to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage will be determined.

            (c)     The number of payments or period for which  the
               order applies.

            (d)     The  specific  plan  (by  name)  to  which  the
               domestic relations order applies.

The Domestic Relations Order shall not be deemed a QDRO if it requires the Plan to provide:

            (e)     any type or form of benefit, or any option  not
               already provided for in the Plan;

            (f)     increased  benefits, or benefits in  excess  of
               the Participant's vested rights;

            (g)     payment  of a benefit earlier than  allowed  by
               the Plan's earliest retirement provisions or in the case of a profit-sharing plan, prior to the allowability of in-service withdrawals, or

            (h)     payment of benefits to an alternate payee which
               are required to be paid to another alternate payee under another QDRO.

Promptly, upon receipt of a domestic relations order ("order") which may or may not be "qualified", the Plan Administrator shall notify the Participant and any alternate payee(s) named in the order of such receipt, and include a copy of this paragraph 12.5. The Plan Administrator shall then forward the order to the Plan's legal counsel for an opinion as to whether or not the order is in fact "Qualified" as defined in Code Section 414(p). Within a reasonable time after receipt of the order, not to exceed 60 days, the Plan's legal counsel shall make a determination as to its "qualified" status and the Participant and any alternate payee(s) shall be promptly notified in writing of the determination.

If the "qualified" status of the order is in question, there will be a delay in any payout to any payee including the Participant, until the status is resolved. In such event, the Plan Administrator shall segregate the amount that would have been payable to the alternate payee(s) if the order had been deemed a QDRO. If the order is not qualified, or the status is not resolved (for example, it has been sent back to the court for clarification or modification) within 18 months beginning with the date the first payment would have to be made under the Order, the Plan Administrator shall pay the segregated amounts plus interest to the person(s) who would have been entitled to the benefits had there been no order. If a determination as to the qualified status of the order is made after the 18-month period described above, then the order shall only be applied on a prospective basis. If the order is determined to be a QDRO, the Participant and alternate payee(s) shall again be notified promptly after such determination. Once an order is deemed a QDRO, the Plan Administrator shall pay to the alternate payee(s) all the amounts due under the QDRO, including segregated amounts plus interest which may have accrued during a dispute as to the order's qualification.

Unless specified otherwise in the Adoption Agreement, the earliest retirement age with regard to the Participant against whom the order is entered shall be the date the order is determined to be qualified. This will only allow payouts to alternate payee(s) and not the Participant.

                               ARTICLE XIII

                               INVESTMENTS


13.1 Fiduciary Standards The Trustee shall invest and reinvest principal and income in the same Fund in accordance with the investment objectives established by the Employer, provided that:

            (a)     such investments are prudent under the Employee
               Retirement Income Security Act of 1974 and the regulations thereunder,

            (b)     such  investments are sufficiently  diversified
               or otherwise insured or guaranteed to minimize the risk of large losses, and

            (c)     such  investments are similar  to  those  which
               would be purchased by another professional money manager for a like plan with similar investment objectives.

13.2 Funding Arrangement The Employer shall, in the Adoption Agreement, appoint a Trustee to administer the Fund and/or a Custodian to have custody of the Fund. The Trustee shall invest the Fund in any of the alternatives available under paragraph 13.3. If a Custodian is appointed, the Fund shall be invested as provided in paragraph 13.4.

13.3 Investment Alternatives Of The Trustee The Trustee shall implement an investment program based on the Employer's investment objectives and the Employee Retirement Income Security Act of 1974. In addition to powers given by law, the Trustee may:

            (a)     invest  the  Fund  in  any  form  of  property,
               including common and preferred stocks, exchange traded put and call options, bonds, money market instruments, mutual funds (including funds for which the Trustee/Custodian or its subsidiaries or its affiliates serve as investment advisor), savings accounts, certificates of deposit, Treasury bills, insurance policies and contracts, or in any other property, real or personal, having a ready market including securities issued by the Trustee and/or affiliates of the Trustee. The Trustee may also make loans to Plan Participants in accordance with paragraph 13.5 hereof. The Trustee may invest in its own deposits and, if applicable, those of affiliates, which bear a reasonable interest rate. No portion of any Qualified Voluntary Contribution, or the earnings thereon, may be invested in life insurance contracts or, as with any Participant-directed investment, in tangible personal property characterized by the IRS as a collectible,

            (b)     transfer any assets of the Fund to a  group  or
               collective trust established to permit the pooling of funds of separate pension and profit-sharing trusts, provided the Internal Revenue Service has ruled such group or collective trust to be qualified under Code Section 401(a) and exempt under Code
               Section 501(a) (or the applicable corresponding provision of any other Revenue Act) or to any other common, collective, or commingled trust fund which has been or may hereafter be established and maintained by the Trustee/Custodian and/or affiliates of the Trustee/Custodian. Such commingling of assets of the Fund with assets of other qualified trusts is specifically authorized, and to the extent of the investment of the Fund in such a group or collective trust, the terms of the instrument establishing the group or collective trust shall be a part hereof as though set forth herein. The terms of said instrument(s) may authorize the Trustee of the group or collective trust to engage in securities lending transactions where fees may be deducted from the group or collective trust's loan income,

            (c)     invest  the  Fund  in the  common  stock,  debt
               obligations, or any other security issued by the Employer or by an affiliate of the Employer within the limitations provided under Sections 406, 407, and 408 of the Employee Retirement Income Security Act of 1974 and further provided that such investment does not constitute a prohibited transaction under Code Section 4975. Any such investment in Employer securities shall only be made upon written direction of the Employer who shall be solely responsible for propriety of such investment,

            (d)     hold cash uninvested and deposit same with  any
               banking or savings institution, including its own banking department,

            (e)      join   in   or   oppose  the   reorganization,
               recapitalization, consolidation, sale or merger of corporations or properties, including those in which it is interested as Trustee, upon such terms as it deems wise,

            (f)    hold investments in nominee or bearer form,

            (g)     vote proxies and, if appropriate, pass them  on
               to any investment manager which may have directed the investment in the equity giving rise to the proxy,

            (h)     exercise  all ownership rights with respect  to
               assets held in the Fund.

13.4 Duties Of The Custodian The Custodian shall be depository of all or part of the Fund and shall, at the written direction of the Trustee hold any assets received from the Trustee or its agents. The Custodian may rely upon any order, certificate, notice, direction or other written directive issued by the Trustee or its agents. The Custodian shall receive and deliver assets as instructed by the Trustee or its agents. To the extent that the Custodian holds title to Plan assets and such ownership requires action on the part of the registered owner, such action will be taken by the Custodian only upon receipt of specific instructions from the Trustee or its agents or an investment manager. Proxies shall be voted by or pursuant to the express direction of the Trustee or authorized agent of the Trustee. The Custodian shall not give any investment advice, including any opinion on the prudence of directed investments. The Employer and Trustee and the agents thereof assume all responsibility for adherence to fiduciary standards under the Employee Retirement Income Security Act of 1974 (ERISA) and all amendments thereof, and regulations thereunder.

13.5 Participant Loans If agreed upon by the Trustee and permitted by the Employer in the Adoption Agreement, a Plan Participant may make application to the Employer requesting a loan from the Fund. The Employer shall have the sole right to approve or disapprove a Participant's application provided that loans shall be made available to all Participants on a reasonably equivalent basis. Loans shall not be made available to Highly
Compensated Employees [as defined in Code Section 414(q)] in an amount greater than the amount made available to other Employees. Any loan granted hereunder shall be made subject to the following rules:

                (a)   No loan granted hereunder shall exceed the lesser  of
          (i) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made or (ii) one-half of the fair market value of a Participant's Vested Account Balance built up from Employer Contributions, Voluntary Contributions, and Rollover Contributions. If the Participant's Vested Account Balance is $20,000 or less, the maximum loan shall not exceed the lesser of $10,000 or 100% of the Participant's Vested Account Balance. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), and 414(m) are aggregated. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

          (b) All applications must be made on forms provided by the Employer and must be signed by the Participant.

          (c) Any loan shall bear interest at a rate reasonable at the time of application, considering the purpose of the loan and the rate being charged by representative commercial banks in the local area for a similar loan unless the Employer sets forth a different method for determining loan interest rates in its loan procedures. The loan agreement shall also provide that the payment of principal and interest be amortized in level payments not less than quarterly.

          (d) The term of such loan shall not exceed five years except in the case of a loan for the purpose of acquiring any house, apartment, condominium, or mobile home (not used on a transient basis) which is used or is to be used within a reasonable time as the principal residence of the Participant or a member of the Participant's family. The term of such loan shall be determined by the Employer considering the maturity dates quoted by representative commercial banks in the local area for a similar loan.

          (e) The principal and interest paid by a Participant on his or her loan shall be credited to the Fund in the same manner as for any other Plan investment. If elected in the Adoption Agreement, loans may be treated as segregated investments of the individual Participants. This provision is not available if its election will result in discrimination in operation of the Plan.

          (f) If a Participant's loan application is approved by the Employer, such Participant shall be required to sign a note, loan agreement, and assignment of 50% of his or her interest in the Fund as collateral for the loan. The Participant, except in the case of a profit-sharing plan satisfying the requirements of paragraph 8.7 must obtain the consent of his or her Spouse, if any, within the 90 day period before the time his or her account balance is used as security for the loan. A new consent is required if the account balance is used for any renegotiation, extension, renewal or other revision of the loan, including an increase in the amount thereof. The consent must be written, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse.

          (g) If a valid Spousal consent has been obtained, then, notwithstanding any other provision of this Plan, the portion of the Participant's vested account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's Vested Account Balance (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

          (h) The Employer may also require additional collateral in order to adequately secure the loan.

          (i) A Participant's loan shall immediately become due and payable if such Participant terminates employment for any reason or fails to make a principal and/or interest payment as provided in the loan agreement. If such Participant terminates employment, the Employer shall immediately request payment of principal and interest on the loan. If the Participant refuses payment following termination, the Employer shall reduce the Participant's Vested Account Balance by the remaining principal and interest on his or her loan. If the Participant's Vested Account Balance is less than the amount due, the Employer shall take whatever steps are necessary to collect the balance due directly from the Participant. However, no foreclosure on the Participant's note or attachment of the Participant's account balance will occur until a distributable event occurs in the Plan.

          (j) No loans will be made to Owner-Employees (as defined in paragraph 1.51) or Shareholder-Employees (as defined in paragraph 1.74), unless the Employer obtains a prohibited transaction exemption from the Department of Labor.

13.6 Insurance Policies If agreed upon by the Trustee and permitted by the Employer in the Adoption Agreement, Employees may elect the purchase of life insurance policies under the Plan. If elected, the maximum annual premium for a whole life policy shall not exceed 50% of the aggregate Employer contributions allocated to the account of a Participant. For profit-sharing plans the 50% test need only be applied against Employer contributions allocated in the last two years. Whole life policies are policies with both nondecreasing death benefits and nonincreasing premiums. The maximum annual premium for term contracts or universal life policies and all other policies which are not whole life shall not exceed 25% of aggregate Employer contributions allocated to the account of a Participant. The two year rule for profit-sharing plans again applies. The maximum annual premiums for a Participant with both a whole life and a term contract or universal life policies shall be limited to one-half of the whole life premiums plus the term premium but shall not exceed one-half of the whole life premium plus the term premium shall not exceed 25% of the aggregate Employer contributions allocated to the account of a Participant, subject to the two year rule for profit-sharing plans. Any policies purchased under this Plan shall be held subject to the following rules:

                     (a) The Trustee shall be applicant and owner of any policies issued hereunder.

                     (b) All policies or contracts purchased hereunder, shall be endorsed as nontransferable, and must provide that proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of the contracts to the Participant's Designated Beneficiary in accordance with the distribution provisions of this Plan. Under no circumstances shall the Trust retain any part of the proceeds.

                     (c) Each Participant shall be entitled to designate a beneficiary under the terms of any contract issued; however, such designation will be given to the Trustee which must be the named beneficiary on any policy. Such designation shall remain in force, until revoked by the Participant, by filing a new beneficiary form with the Trustee. A Participant's Spouse will be the Designated Beneficiary of the proceeds in all circumstances unless a Qualified Election has been made in accordance with paragraph 8.4. The beneficiary of a deceased Participant shall receive in addition to the proceeds of the Participant's policy or policies, the amount credited to such Participant's investment account.

                     (d) A Participant who is uninsurable or insurable at substandard rates, may elect to receive a reduced amount of insurance, if available, or may waive the purchase of any insurance.

                     (e) All dividends or other returns received on any policy purchased, shall be applied to reduce the next premium due on such policy, or if no further premium is due, such amount shall be credited to the Fund as part of the account of the Participant for whom the policy is held.

                     (f) If Employer contributions are inadequate to pay all premiums on all insurance policies, the Trustee may, at the option of the Employer, utilize other amounts remaining in each Participant's account to pay the premiums on his respective policy or policies, allow the policies to lapse, reduce the policies to a level at which they may be maintained, or borrow against the policies on a prorated basis, provided that the borrowing does not discriminate in favor of the policies on the lives of officers, Shareholders, and Highly Compensated Employees.

                     (g) On retirement or termination of employment of a Participant, the Employer shall direct the Trustee to cash surrender the Participant's policy and credit the proceeds to his or her account for distribution under the terms of the Plan. However, before so doing, the Trustee shall first offer to transfer ownership of the policy to the Participant in exchange for payment by the Participant of the cash value of the policy at the time of transfer. Such payment shall be credited to the Participant's account for distribution under the terms of the Plan. All distributions resulting from the application of this paragraph shall be subject to the Joint and Survivor Annuity Rules of Article VIII, if applicable.

                     (h) The Employer shall be solely responsible to see that these insurance provisions are administered properly and that if there is any conflict between the provisions of this Plan and any insurance contracts issued that the terms of this Plan will control.

13.7 Employer Investment Direction If agreed upon by the Trustee and approved by the Employer in the Adoption Agreement, the Employer shall have the right to direct the Trustee with respect to investments of the Fund, may appoint an investment manager (registered as an investment advisor under the Investment Advisors Act of 1940) to direct investments, or may give the Trustee investment management responsibility. The Employer may purchase and sell interests in a registered investment company (i.e., mutual funds) for which the Sponsor, its parent, affiliates, subsidiaries or successors, may serve as investment advisor and receive compensation from the registered investment company for its services as investment advisor. The Employer shall advise the Trustee in writing regarding the retention of investment powers, the appointment of an investment manager, or the delegation of investment powers to the Trustee. The Trustee may rely upon any order, certificate, notice, direction or other written directive issued by the Employer, investment manager or any other authorized party which the Trustee believes to be genuine. In the absence of such written directive, the Trustee may invest the available cash in its discretion in an appropriate interim investment until specific investment directions are received and shall not be responsible for a resulting loss. Such instructions regarding the delegation of investment responsibility shall remain in force until revoked or amended in writing. The Employer must provide the Trustee with written notice of the termination of the appointment of an investment manager. The Trustee shall not be responsible for the propriety of any directed investment made and shall not be required to consult with or advise the Employer regarding the investment quality of any directed investment held hereunder. The Trustee shall not be responsible for any loss resulting to the Fund by reason of any sale or investment made pursuant to the direction of the Employer or an investment manager. Notwithstanding anything in this Plan to the contrary, the Trustee shall be indemnified and saved harmless by the Employer from any and all personal liability to which the Trustee may be subjected by carrying out any directions of the Employer or an investment manager, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of an investment manager, having actual knowledge that such is a breach of a fiduciary duty. The Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of an investment manager with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of an investment manager, or for failure to act in the absence of directions of an investment manager, or by reason of maintaining accounting records. If the Employer fails to designate an investment manager, the Trustee shall have full investment authority. If the Employer does not issue investment directions, the Trustee shall have authority to invest the Fund in its sole discretion. While the Employer may direct the Trustee with respect to Plan investments, the Employer may not:

      (a) borrow from the Fund or pledge any of the assets of the Fund as security for a loan,

      (b) buy property or assets from or sell property or assets to the Fund,

     (c)  charge any fee for services rendered to the Fund, or

     (d)  receive any services from the Fund on a preferential basis.

13.8 Employee Investment Direction If agreed to by the Trustee and approved by the Employer in the Adoption Agreement, Participants shall be given the option to direct the investment of their personal contributions and their share of the Employer's contribution among alternative investment funds established as part of the overall Fund. Unless otherwise specified by the Employer in the Adoption Agreement, such investment funds shall be restricted to funds offered by the Trustee. If investments outside the Trustee's/Custodian's control are allowed, Participants may not direct that investments be made in collectibles, other than U.S. Government or State issued gold and silver coins. In this connection, a Participant's right to direct the investment of any contribution shall apply only to selection of the desired fund. The following rules shall apply to the administration of such funds.

          (a) At the time an Employee becomes eligible for the Plan, he or she shall complete an investment designation form stating the percentage of his or her contributions to be invested in the available funds.

          (b) A Participant may change his or her election with respect to future contributions by filing a new investment designation form with the Employer in accordance with the procedures established by the Plan Administrator.

          (c) A Participant may elect to transfer all or part of his or her balance from one investment fund to another by filing an investment designation form with the Employer in accordance with the procedures established by the Plan Administrator.

          (d) The Employer shall be responsible when transmitting Employee and Employer contributions to show the dollar amount to be credited to each investment fund for each Employee.

          (e) Except as otherwise provided in the Plan, neither the Trustee, nor the Custodian, nor the Employer, nor any fiduciary of the Plan shall be liable to the Participant or any of his or her beneficiaries for any loss resulting from action taken at the direction of the Participant and shall be indemnified and held harmless.

                             ARTICLE XIV

                             TOP-HEAVY PROVISIONS


14.1  Applicability Of Rules  If the Plan is or becomes  Top-Heavy  in  any
Plan Year beginning after 1983, the provisions of this Article will supersede any conflicting provisions in the Plan or Adoption Agreement.

14.2 Minimum Contribution Notwithstanding any other provision in the Employer's Plan, for any Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, the aggregate Employer contributions and forfeitures allocated on behalf of any Participant (without regard to any Social Security contribution) under this Plan and any other Defined Contribution Plan of the Employer shall be lesser of 3% of such Participant's Compensation or the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year.

Each Participant who is employed by the Employer on the last day of the Plan Year shall be entitled to receive an allocation of the Employer's minimum contribution for such Plan Year. The minimum allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because the Participant fails to make Mandatory Contributions to the Plan, the Participant's Compensation is less than a stated amount, or the Participant fails to complete 1,000 Hours of Service (or such lesser number designated by the Employer in the Adoption Agreement) during the Plan Year. A Paired profit-sharing plan designated to provide the minimum Top-Heavy contribution must do so regardless of profits. An Employer may make the minimum Top-Heavy contribution available to all Participants or just non-Key Employees.

For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in the second paragraph of paragraph 1.12 of the Plan.

The Top-Heavy minimum contribution does not apply to any Participant to the extent the Participant is covered under any other plan(s) of the Employer and the Employer has provided in Section 11 of the Adoption Agreement that the minimum allocation or benefit requirements applicable to Top-Heavy Plans will be met in the other plan(s).

If a Key Employee makes an Elective Deferral or has an allocation of Matching Contributions made to his or her account, a Top-Heavy minimum will be required for non-Key Employees who are Participants, however, neither Elective Deferrals by nor Matching Contributions to non-Key Employees may be taken into account for purposes of satisfying the top-heavy Minimum Contribution requirement.

14.3 Minimum Vesting For any Plan Year in which this Plan is Top-Heavy, the minimum vesting schedule elected by the Employer in the Adoption Agreement will automatically apply to the Plan. If the vesting schedule selected by the Employer in the Adoption Agreement is less liberal than the allowable schedule, the schedule will automatically be modified. If the vesting schedule under the Employer's Plan shifts in or out of the Top-Heavy schedule for any Plan Year, such shift is an amendment to the vesting schedule and the election in paragraph 9.8 of the Plan applies. The minimum vesting schedule applies to all accrued benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code
Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this paragraph does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan initially becomes Top-Heavy and such Employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this paragraph.

14.4 Limitations On Allocations In any Plan Year in which the Top-Heavy Ratio exceeds 90% (i.e., the Plan becomes Super Top-Heavy), the denominators of the Defined Benefit Fraction (as defined in paragraph 1.16) and Defined Contribution Fraction (as defined in paragraph 1.19) shall be computed using 100% of the dollar limitation instead of 125%.

                                ARTICLE XV

                        AMENDMENT AND TERMINATION


15.1 Amendment By Sponsor The Sponsor may amend any or all provisions of this Plan and Trust/Custodial Account at any time without obtaining the approval or consent of any Employer which has adopted this Plan and Trust/Custodial Account provided that no amendment shall authorize or permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries, or eliminate an optional form of distribution. In the case of a mass-submitted plan, the mass-submitter shall amend the Plan on behalf of the Sponsor.

15.2 Amendment By Employer The Employer may amend any option in the Adoption Agreement, and may include language as permitted in the Adoption Agreement,

            (a)    to satisfy Code Section 415, or

            (b)     to  avoid  duplication of minimums  under  Code
               Section 416

because of the required aggregation of multiple plans.

The Employer may add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan for which the Employer must obtain a separate determination letter.

If the Employer amends the Plan and Trust/Custodial Account other than as provided above, the Employer's Plan shall no longer participate in this Prototype Plan and will be considered an individually designed plan.

15.3 Termination Employers shall have the right to terminate their Plans upon 60 days notice in writing to the Trustee/Custodian. If the Plan is terminated, partially terminated, or if there is a complete discontinuance of contributions under a profit-sharing plan maintained by the Employer, all amounts credited to the accounts of Participants shall vest and become nonforfeitable. In the event of a partial termination, only those who separate from Service shall be fully vested. In the event of termination, the Employer shall direct the Trustee/Custodian with respect to the distribution of accounts to or for the exclusive benefit of Participants or their beneficiaries. The Trustee/Custodian shall dispose of the Fund in accordance with the written directions of the Plan Administrator, provided that no liquidation of assets and payment of benefits, (or provision therefor), shall actually be made by the Trustee/Custodian until after it is established by the Employer in a manner satisfactory to the Trustee/Custodian, that the applicable requirements, if any, of the
Employee Retirement Income Security Act of 1974 and the Internal Revenue Code governing the termination of employee benefit plans, have been or are being, complied with, or that appropriate authorizations, waivers, exemptions, or variances have been, or are being obtained. The Trustee/Custodian shall not be obliged to distribute the Fund until it receives notice of a favorable ruling from the Internal Revenue Service upon the Employer's application for determination as to the effect of termination.

15.4 Qualification Of Employer's Plan If the adopting Employer fails to attain or retain Internal Revenue Service qualification, such Employer's Plan shall no longer participate in this Prototype Plan and will be considered an individually designed plan.

15.5 Mergers And Consolidations

            (a)     In  the case of any merger or consolidation  of
               the Employer's Plan with, or transfer of assets or liabilities of the Employer's Plan to, any other plan, Participants in the Employer's Plan shall be entitled to receive benefits immediately after the merger, consolidation, or transfer which are equal to or greater than the benefits they would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

            (b)        Any     corporation    into    which     the
               Trustee/Custodian or any successor trustee/custodian may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee/Custodian or any successor trustee/custodian may be a party, or any corporation to which all or substantially all the trust business of the Trustee/Custodian or any successor trustee/custodian may be transferred, shall be the successor of such Trustee/Custodian without the filing of any instrument or performance of any further act, before any court.

15.6 Resignation And Removal The Trustee/Custodian may resign by written notice to the Employer which shall be effective 60 days after delivery. The Employer may discontinue its participation in this Prototype Plan and Trust/Custodial Account effective upon 60 days written notice to the Sponsor. In such event the Employer shall, prior to the effective date thereof, amend the Plan to eliminate any reference to this Prototype Plan and Trust/Custodial Account and appoint a successor trustee or custodian or arrange for another funding agent. The Trustee/Custodian shall deliver the Fund to its successor on the effective date of the resignation or removal, or as soon thereafter as practicable, provided that this shall not waive any lien the Trustee/Custodian may have upon the Fund for its compensation or expenses. If the Employer fails to amend the Plan and appoint a successor trustee, custodian, or other funding agent within the said 60 days, or such longer period as the Trustee/Custodian may specify in writing, the Plan shall be deemed individually designed and the Employer shall be deemed the successor trustee/custodian. The Employer must then obtain its own determination letter.

15.7  Qualification Of Prototype  The Sponsor intends that  this  Prototype
Plan  will  meet  the  requirements of the Code as  a  qualified  Prototype
Retirement Plan and Trust/Custodial Account. Should the Commissioner of Internal Revenue or any delegate of the Commissioner at any time determine that the Plan and Trust/Custodial Account fails to meet the requirements of the Code, the Sponsor will amend the Plan and Trust/Custodial Account to maintain its qualified status.

                               ARTICLE XVI

                              GOVERNING LAW

Construction, validity and administration of the Prototype Plan and Trust/Custodial Account, and any Employer Plan and Trust/Custodial Account as embodied in the Prototype document and accompanying Adoption Agreement, shall be governed by Federal law to the extent applicable and to the extent not applicable by the laws of the State/Commonwealth in which the principal office of the Sponsor or its affiliate which is designated as Trustee or Custodian in the Adoption Agreement, is located.


                 PART I - SECTION 401(a)(17) LIMITATION
                 [MAY BE ADOPTED BY DEFINED CONTRIBUTION
                        AND DEFINED BENEFIT PLANS]

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue
Code. The cost-of-living in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

      If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.


                             MODEL AMENDMENT
                         Revenue Procedure 93-47

(This model amendment allows Participants receiving distribution from safe-harbored profit sharing plans to waive the 30-day period required under the Unemployment Compensation Act of 1992. Non-safe harbored plans must still provide notice not less than 30 days and not more than 90 days prior to the distribution.)

If a distribution is one to which Section 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

          (1) the plan administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (2) the Participant, after receiving the notice, affirmatively elects a distribution.